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EXHIBIT 10.21

STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE—NET
(DO NOT USE THIS FORM FOR MULTI-TENANT BUILDINGS)

1.     Basic Provisions ("Basic Provisions").

        1.1 Parties: This Lease ("Lease"), dated for reference purposes only, August 1, 2002, is made by and between N. Dennis Berg Revocable Living Trust and the Richard and Elizabeth Berg Family Trust ("Lessor") and Exsil, Inc. ("Lessee"), (collectively the "Parties," or individually a "Party").

        1.2 Premises: That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known as 2575 Melville Road, City of Prescott, located in the County of Yavapai, State of Arizona, and generally described as (describe briefly the nature of the property and, if applicable, the "Project", if the property is located within a Project) an office manufacturing facility located in the Prescott Airpark. Complete legal description is attached as Exhibit "A". ("Premises"). (See also Paragraph 2)

        1.3 Term: fifteen (15) years and 0 months ("Original Term") commencing (See Addendum) ("Commencement Date") and ending (See Addendum) ("Expiration Date"). (See also Paragraph 3)

        1.4 Early Possession: Yes—currently leasing the premises ("Early Possession Date"). (See also Paragraphs 3.2 and 3.3)

        1.5 Base Rent: $See Addendum per month ("Base Rent"), payable on the first day of each month commencing (See Addendum). (See also Paragraph 4)

☐ If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

        1.6 Base Rent and Other Monies Paid Upon Execution:

          (a) Base Rent: $See Addendum for the period (See Addendum)

          (b) Security Deposit: $18,614.00 ("Security Deposit"). (See also Paragraph 5) Credit from previous Lease.

          (c) Association Fees: $                        for the period                                                 .

          (d) Other: $                        for                                                 .

          (e) Total Due Upon Execution of this Lease: $                        .

        1.7 Agreed Use: Office/manufacturing uses. (See also Paragraph 6)

        1.8 Insuring Party: Lessee is the "Insuring Party" unless otherwise stated herein. (See also Paragraph 8)

        1.9 [Not Used]

        1.10 Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by Rockwood Specialties Group, Inc., a Delaware corporation ("Guarantor"). (See also Paragraph 37)

        1.11 Attachments. Attached hereto are the following, all of which constitute a part of this Lease:

    ☐ an Addendum consisting of Paragraphs 51 through 72;

    ☒ Exhibit A—Legal Description;

    ☒ Exhibit B—Brycon Corporation Construction Contract;

    ☒ Exhibit C—Rockwood Specialties Group, Inc., Lease Guaranty;

    ☒ other (specify): Plans and specifications for the warehouse addition prepared by Dietrich Architectural Group, Inc., file no. 03301, dated January 14, 2002, Corporate Resolutions from Exsil, Inc. (Exhibit "D") and Rockwood Specialties Group, Inc. (Exhibit "E").

2.     Premises.

        2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating Rent, is an approximation which the Parties agree is reasonable and any payments based thereon are not subject to revision whether or not the actual size is more or less. Note: Lessee is advised to verify the actual size prior to executing this Lease.

        2.2 Condition. Lessor shall deliver the Premises to Lessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs ("Start Date"), and, so long as the required service contracts described in Paragraph 7.1(b) below are obtained by Lessee and in effect within thirty days following the Start Date, warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems ("HVAC"), loading doors, sump pumps, if any, and all other such elements in the Premises, other than those constructed by Lessee, shall be in good operating condition on said date and that the structural elements of the roof, bearing walls and foundation of any buildings on the Premises (the "Building") shall be free of material defects. If a non-compliance with said warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period, Lessor shall, as Lessor's sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, rectify same at Lessor's expense. The warranty periods shall be as follows: (i) 6 months as to the HVAC systems, and (ii) 30 days as to the remaining systems and other elements of the Building. If Lessee does not give Lessor the required notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be the obligation of Lessee at Lessee's sole cost and expense.

        2.3 Compliance. Lessor warrants that the improvements on the Premises comply with the building codes, applicable laws, covenants or restrictions of record, regulations, and ordinances ("Applicable Requirements") that were in effect at the time that each improvement, or portion thereof, was constructed. Said warranty does not apply to the use to which Lessee will put the Premises, modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Lessee's use (see Paragraph 50), or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. NOTE: Lessee is responsible for determining whether or not the Applicable Requirements, and especially the zoning, are appropriate for Lessee's intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor's expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within 6 months following the Start Date, correction of that non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense. If the Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Premises and/or Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Unit, Premises and/or Building ("Capital Expenditure"), Lessor and Lessee shall allocate the cost of such work as follows:

          (a) Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however that if such Capital Expenditure is required during the last 2 years of this Lease and the cost thereof exceeds 6 months' Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within 10 days after receipt of Lessee's termination notice that Lessor has elected to pay the difference between the actual cost thereof and an amount equal to 6 months' Base Rent. If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least 90 days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

          (b) If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor and Lessee shall allocate the obligation to pay for such costs pursuant to the provisions of Paragraph 7.1(d); provided, however, that if such Capital Expenditure is required during the last 2 years of this Lease or if Lessor reasonably determines that it is not economically feasible to pay its share thereof, Lessor shall have the option to terminate this Lease upon 90 days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within 10 days after receipt of Lessor's termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct same, with Interest, from Rent until Lessor's share of such costs have been fully paid. If Lessee is unable to finance Lessor's share, or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis, Lessee shall have the right to terminate this Lease upon 30 days written notice to Lessor.

          (c) Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall either: (i) immediately cease such changed use or intensity of use and/or take such other steps as may be necessary to eliminate the requirement for such Capital Expenditure, or (ii) complete such Capital Expenditure at its own expense. Lessee shall not, however, have any right to terminate this Lease.

        2.4 Acknowledgements. Lessee acknowledges that: (a) it has been advised by Lessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Lessee's intended use, (b) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither Lessor, Lessor's agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition, Lessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Lessee's ability to honor the Lease or suitability to occupy the Premises, and (ii) it is Lessor's sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

        2.5 Lessee as Prior Owner/Occupant. The warranties made by Lessor in Paragraph 2 shall be of no force or effect if immediately prior to the Start Date Lessee was the owner or occupant of the Premises. In such event, Lessee shall be responsible for any necessary corrective work.

3.     Term.

        3.1 Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

        3.2 Early Possession. If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Lease (including but not limited to the obligations to pay Real Property Taxes and insurance premiums and to maintain the Premises) shall, however, be in effect during such period. Any such early possession shall not affect the Expiration Date.

        3.3 Delay In Possession. Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by the Commencement Date. If, despite said efforts, Lessor is unable to deliver possession by such date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until Lessor delivers possession of the Premises and any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee. If possession is not delivered within 60 days after the Commencement Date, Lessee may, at its option, by notice in writing within 10 days after the end of such 60 day period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Lessor within said 10 day period, Lessee's right to cancel shall terminate. If possession of the Premises is not delivered within 120 days after the Commencement Date, this Lease shall terminate unless other agreements are reached between Lessor and Lessee, in writing.

        3.4 Lessee Compliance. Lessor shall not be required to deliver possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor's election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

4.     Rent.

        4.1 Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent ("Rent").

        4.2 Payment. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States on or before the day on which it is due, without offset or deduction (except as specifically permitted in this Lease). Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor's rights to the balance of such Rent, regardless of Lessor's endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $25 in addition to any Late Charge and Lessor, at its option, may require all future payments to be made by Lessee to be by cashier's check. Payments will be applied first to accrued late charges and attorney's fees, second to accrued interest, then to Base Rent and Operating Expense Increase, and any remaining amount to any other outstanding charges or costs.

        4.3 Association Fees. In addition to the Base Rent, Lessee shall pay to Lessor each month an amount equal to any owner's association or condominium fees levied or assessed against the Premises. Said monies shall be paid at the same time and in the same manner as the Base Rent.

5.    Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee's faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within 10 days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. If the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional moneys with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the initial Security Deposit bore to the initial Base Rent. Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor's reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. If a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is, in Lessor's reasonable judgment, significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on such change in financial condition. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within 14 days after the expiration or termination of this Lease, if Lessor elects to apply the Security Deposit only to unpaid Rent, and otherwise within 30 days after the Premises have been vacated pursuant to Paragraph 7.4(c) below, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease.

6.     Use.

        6.1 Use. Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the

Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of or causes damage to neighboring premises or properties. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements on the Premises or the mechanical or electrical systems therein, and/or is not significantly more burdensome to the Premises. If Lessor elects to withhold consent, Lessor shall within 7 days after such request give written notification of same, which notice shall include an explanation of Lessor's objections to the change in the Agreed Use.

        6.2 Hazardous Substances.

          (a) Reportable Uses Require Consent. The term "Hazardous Substance" as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee's expense) with all Applicable Requirements. "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, ordinary office supplies (copier toner, liquid paper, glue, etc.) and common household cleaning materials, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.

          (b) Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

          (c) Lessee Remediation. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee's expense, comply with all Applicable Requirements and take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.

          (d) Lessee Indemnification. Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys' and consultants' fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or any third party (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from adjacent properties not caused or contributed to by Lessee). Lessee's obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

          (e) Lessor Indemnification. Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which result from Hazardous Substances which existed on the Premises prior to Lessee's occupancy or which are caused by the gross negligence or willful misconduct of Lessor, its agents or employees. Lessor's obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

          (f) Investigations and Remediations. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to Lessee's occupancy, unless such remediation measure is required as a result of Lessee's use (including "Alterations", as defined in paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor's agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor's investigative and remedial responsibilities.

          (g) Lessor Termination Option. If a Hazardous Substance Condition (see Paragraph 9.1(e)) occurs during the term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor's rights under Paragraph 6.2(d) and Paragraph 13), Lessor may, at Lessor's option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds 12 times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee, within 30 days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor's desire to terminate this Lease as of the date 60 days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within 10 days thereafter, give written notice to Lessor of Lessee's commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to 12 times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor's notice of termination.

        6.3 Lessee's Compliance with Applicable Requirements. Except as otherwise provided in this Lease, Lessee shall, at Lessee's sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor's engineers and/or consultants which relate in any manner to the such Requirements, without regard to whether such Requirements are now in effect or become effective after the Start Date. Lessee shall, within 10 days after receipt of Lessor's written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee's compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements.

        6.4 Inspection; Compliance. Lessor and Lessor's "Lender" (as defined in Paragraph 30) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a Hazardous Substance Condition (see paragraph 9.1) is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination. In addition, Lessee shall provide copies of all relevant material safety data sheets (MSDS) to Lessor within 10 days of the receipt of a written request therefor.

7.     Maintenance; Repairs, Utility Installations; Trade Fixtures and Alterations.

        7.1 Lessee's Obligations.

          (a) In General. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee's Compliance with Applicable Requirements), 7.2 (Lessor's Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee's sole expense, keep the Premises, Utility Installations (intended for Lessee's exclusive use, no matter where located), and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fire protection system, fixtures, walls (interior and exterior), foundations, ceilings, roofs, roof drainage systems, floors, windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located in, on, or adjacent to the Premises. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Lessee shall, during the term of this Lease, keep the exterior appearance of the Building in a first-class condition (including, e.g. graffiti removal) consistent with the exterior appearance of other similar facilities of comparable age and size in the vicinity, including, when necessary, the exterior repainting of the Building.

          (b) Service Contracts. Lessee shall, at Lessee's sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises: (i) HVAC equipment, (ii) boiler, and pressure vessels, (iii) fire extinguishing systems, including fire alarm and/or smoke detection, (iv) landscaping and irrigation systems, (v) roof covering and drains, (vi) clarifiers (vii) basic utility feed to the perimeter of the Building, and (viii) any other equipment, if reasonably required by Lessor. However, Lessor reserves the right, upon notice to Lessee, to procure and maintain any or all of such service contracts, and if Lessor so elects, Lessee shall reimburse Lessor, upon demand, for the reasonable cost thereof.

          (c) Failure to Perform. If Lessee fails to perform Lessee's obligations under this Paragraph 7.1, Lessor may enter upon the Premises after 10 days' prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee's behalf, and put the Premises in good order, condition and repair, and Lessee shall promptly pay to Lessor a sum equal to 115% of the cost thereof.

          (d) Replacement. Subject to Lessee's indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee's failure to exercise and perform good maintenance practices, if an item described in Paragraph 7.1(b) cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such item, then such item shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is 144 (ie. 1/144th of the cost per month). Lessee shall pay interest on the unamortized balance at a rate that is commercially reasonable in the judgment of Lessor's accountants. Lessee may, however, prepay its obligation at any time.

        7.2 Lessor's Obligations. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 9 (Damage or Destruction) and 14 (Condemnation), it is intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises, or the equipment therein, all of which obligations are intended to be that of the Lessee. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises, and they expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.

        7.3 Utility Installations; Trade Fixtures; Alterations.

          (a) Definitions. The term "Utility Installations" refers to all floor and window coverings, air and/or vacuum lines, power panels, electrical distribution, security and fire protection systems, communication cabling, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term "Trade Fixtures" shall mean Lessee's machinery and equipment that can be removed without doing material damage to the Premises. The term "Alterations" shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. "Lessee Owned Alterations and/or Utility Installations" are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).

          (b) Consent. Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor's prior written consent. Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, will not affect the electrical, plumbing, HVAC, and/or life safety systems, and the cumulative cost thereof during this Lease as extended does not exceed a sum equal to 3 month's Base Rent in the aggregate or a sum equal to one month's Base Rent in any one year. Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Lessor. Lessor may, as a precondition to granting such approval, require Lessee to utilize a contractor chosen and/or approved by Lessor. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee's: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. For work which costs an amount in excess of one month's Base Rent, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to 150% of the estimated cost of such Alteration or Utility Installation and/or upon Lessee's posting an additional Security Deposit with Lessor.

          (c) Liens; Bonds. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor's attorneys' fees and costs.

        7.4 Ownership; Removal; Surrender; and Restoration.

          (a) Ownership. Subject to Lessor's right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

          (b) Removal. By delivery to Lessee of written notice from Lessor not earlier than 90 and not later than 30 days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.

          (c) Surrender; Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted. "Ordinary wear and tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice. Notwithstanding the foregoing, if this Lease is for 12 months or less, then Lessee shall surrender the Premises in the same condition as delivered to Lessee on the Start Date with NO allowance for ordinary wear and tear. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee. Lessee shall completely remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee, or any third party (except Hazardous Substances which were deposited via underground migration from areas outside of the Premises, or if applicable, the Project) even if such removal would require Lessee to perform or pay for work that exceeds statutory requirements. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. Any personal property of Lessee not removed on or before the Expiration Date or any earlier termination date shall be deemed to have been abandoned by Lessee and may be disposed of or retained by Lessor as Lessor may desire. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.

8.     Insurance; Indemnity.

        8.1 Payment For Insurance. Lessee shall pay for all insurance required under Paragraph 8 except to the extent of the cost attributable to liability insurance carried by Lessor under Paragraph 8.2(b) in excess of $2,000,000 per occurrence. Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term. Payment shall be made by Lessee to Lessor within 10 days following receipt of an invoice.

        8.2 Liability Insurance.

          (a) Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an annual aggregate of not less than $2,000,000, an "Additional Insured-Managers or Lessors of Premises Endorsement" and contain the "Amendment of the Pollution Exclusion Endorsement" for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

          (b) Carried by Lessor. Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

        8.3 Property Insurance—Building, Improvements and Rental Value.

          (a) Building and Improvements. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof. If Lessor is the Insuring Party, however, Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee's personal property shall be insured by Lessee under Paragraph 8.4 rather than by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000 per occurrence, and Lessee shall be liable for such deductible amount in the event of an Insured Loss.

          (b) Rental Value. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days ("Rental Value insurance"). Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12 month period. Lessee shall be liable for any deductible amount in the event of such loss.

          (c) Adjacent Premises. If the Premises are part of a larger building, or of a group of buildings owned by Lessor which are adjacent to the Premises, the Lessee shall pay for any increase in the premiums for the property insurance of such building or buildings if said increase is caused by Lessee's acts, omissions, use or occupancy of the Premises.

        8.4 Lessee's Property; Business Interruption Insurance.

          (a) Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee's personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations. Lessee shall provide Lessor with written evidence that such insurance is in force.

          (b) Business Interruption. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

          (c) No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee's property, business operations or obligations under this Lease.

        8.5 Insurance Policies. Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least B+, V, as set forth in the most current issue of "Best's Insurance Guide", or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after 30 days prior written notice to Lessor. Lessee shall, at least 30 days prior to the expiration of such policies, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

        8.6 Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

        8.7 Indemnity. Except for Lessor's gross negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor's master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys' and consultants' fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified.

        8.8 Exemption of Lessor from Liability. Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant of Lessor nor from the failure of Lessor to enforce the provisions of any other lease in the Project. Notwithstanding Lessor's negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee's business or for any loss of income or profit therefrom.

        8.9 Failure to Provide Insurance. Lessee acknowledges that any failure on its part to obtain or maintain the insurance required herein will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. Accordingly, for any month or portion thereof that Lessee does not maintain the required insurance and/or does not provide Lessor with the required binders or certificates evidencing the existence of the required insurance, the Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater. The parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/ costs that Lessor will incur by reason of Lessee's failure to maintain the required insurance. Such increase in Base Rent shall in no event constitute a waiver of Lessee's Default or Breach with respect to the failure to maintain such insurance, prevent the exercise of any of the other rights and remedies granted hereunder, nor relieve Lessee of its obligation to maintain the insurance specified in this Lease.

9.     Damage or Destruction.

        9.1 Definitions.

          (a) "Premises Partial Damage" shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in 6 months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

          (b) "Premises Total Destruction" shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in 6 months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

          (c) "Insured Loss" shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

          (d) "Replacement Cost" shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

          (e) "Hazardous Substance Condition" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises which requires repair, remediation, or restoration.

        9.2 Partial Damage—Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor's expense, repair such damage (but not Lessee's Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor's election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds (except as to the deductible which is Lessee's responsibility) as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within 10 days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said 10 day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within 10 days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate 30 days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

        9.3 Partial Damage—Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective 60 days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within 10 days after receipt of the termination notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

        9.4 Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate 60 days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor's damages from Lessee, except as provided in Paragraph 8.6.

        9.5 Damage Near End of Term. If at any time during the last 6 months of this Lease there is damage for which the cost to repair exceeds one month's Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective 60 days following the date of occurrence of such damage by giving a written termination notice to Lessee within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is 10 days after Lessee's receipt of Lessor's written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor's commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee's option shall be extinguished.

        9.6 Abatement of Rent; Lessee's Remedies.

          (a) Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value insurance. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

          (b) Remedies. If Lessor shall be obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within 90 days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee's election to terminate this Lease on a date not less than 60 days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and effect. "Commence" shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

        9.7 Termination; Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's Security Deposit as has not been, or is not then required to be, used by Lessor.

        9.8 Waive Statutes. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10.   Real Property Taxes.

        10.1 Definition. As used herein, the term "Real Property Taxes" shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Premises or the Project, Lessor's right to other income therefrom, and/or Lessor's business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Building address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Premises are located. Real Property Taxes shall also include any tax, fee, levy, assessment or charge, or any increase therein: (i) imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Premises, and (ii) levied or assessed on machinery or equipment provided by Lessor to Lessee pursuant to this Lease.

        10.2 Payment of Taxes. In addition to Base Rent, Lessee shall pay to Lessor an amount equal to the Real Property Tax installment due at least 20 days prior to the applicable delinquency date. If any such installment shall cover any period of time prior to or after the expiration or termination of this Lease, Lessee's share of such installment shall be prorated. In the event Lessee incurs a late charge on any Rent payment, Lessor may estimate the current Real Property Taxes, and require that such taxes be paid in advance to Lessor by Lessee monthly in advance with the payment of the Base Rent. Such monthly payments shall be an amount equal to the amount of the estimated installment of taxes divided by the number of months remaining before the month in which said installment becomes delinquent. When the actual amount of the applicable tax bill is known, the amount of such equal monthly advance payments shall be adjusted as required to provide the funds needed to pay the applicable taxes. If the amount collected by Lessor is insufficient to pay such Real Property Taxes when due, Lessee shall pay Lessor, upon demand, such additional sum as is necessary. Advance payments may be intermingled with other moneys of Lessor and shall not bear interest. In the event of a Breach by Lessee in the performance of its obligations under this Lease, then any such advance payments may be treated by Lessor as an additional Security Deposit.

        10.3 Joint Assessment. If the Premises are not separately assessed, Lessee's liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be conclusively determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available.

        10.4 Personal Property Taxes. Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee. When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee's property within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

11.    Utilities and Services.    Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered or billed to Lessee, Lessee shall pay a reasonable proportion, to be determined by Lessor, of all charges jointly metered or billed. There shall be no abatement of rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor's reasonable control or in cooperation with governmental request or directions.

12.   Assignment and Subletting.

        12.1 Lessor's Consent Required.

          (a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, "assign or assignment") or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent, which shall not be unreasonably withheld.

          (b) Unless Lessee is a corporation and its stock is publicly traded on a national stock exchange, a change in the control of Lessee shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of 25% or more of the voting control of Lessee shall constitute a change in control for this purpose.

          (c) The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee's assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than 25% of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Lessor may withhold its consent. "Net Worth of Lessee" shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.

          (d) An assignment or subletting without consent shall, at Lessor's option, be a Default curable after notice per Paragraph 13.1(c), or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may either: (i) terminate this Lease, or (ii) upon 30 days written notice, increase the monthly Base Rent to 110% of the Base Rent then in effect. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to 110% of the price previously in effect, and (ii) all fixed and non-fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to 110% of the scheduled adjusted rent.

          (e) Lessee's remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

        12.2 Terms and Conditions Applicable to Assignment and Subletting.

          (a) Regardless of Lessor's consent, no assignment or subletting shall: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

          (b) Lessor may accept Rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for Lessee's Default or Breach.

          (c) Lessor's consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

          (d) In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee's obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor.

          (e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $500 as consideration for Lessor's considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested. (See also Paragraph 36)

          (f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

          (g) Lessor's consent to any assignment or subletting shall not transfer to the assignee or sublessee any Option granted to the original Lessee by this Lease unless such transfer is specifically consented to by Lessor in writing. (See Paragraph 39.2)

        12.3    Additional Terms and Conditions Applicable to Subletting.    The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

          (a)    Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee's obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee's obligations, Lessee may collect said Rent. In the event that the amount collected by Lessor exceeds Lessee's obligations any such excess shall be refunded to Lessee. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee's obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

          (b)    In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

          (c)    Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

          (d)    No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

          (e)    Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13.    Default; Breach; Remedies.

        13.1    Default; Breach. A "Default" is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease. A "Breach" is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

          (a)    The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

          (b)    The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of 3 business days following written notice to Lessee.

          (c)    The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 42, (viii) material safety data sheets (MSDS), or (ix) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 10 days following written notice to Lessee.

          (d)    A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof, other than those described in subparagraphs 13.1(a), (b) or (c), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Lessee's Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.

          (e)    The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a "debtor" as defined in 11 U.S.C. §101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

          (f)    The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.

          (g)    If the performance of Lessee's obligations under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor's becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor's refusal to honor the guaranty, or (v) a Guarantor's breach of its guaranty obligation on an anticipatory basis, and Lessee's failure, within 60 days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.

        13.2    Remedies. If Lessee fails to perform any of its affirmative duties or obligations, within 10 days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. Lessee shall pay to Lessor an amount equal to 115% of the costs and expenses incurred by Lessor in such performance upon receipt of an invoice therefor. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

          (a)    Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee's Breach of this Lease shall not waive Lessor's right to recover damages under Paragraph 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

          (b)    Continue the Lease and Lessee's right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor's interests, shall not constitute a termination of the Lessee's right to possession.

          (c)    Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.

        13.3    Inducement Recapture. Any agreement for free or abated rent or other charges, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee's entering into this Lease, all of which concessions are hereinafter referred to as "Inducement Provisions," shall be deemed conditioned upon Lessee's full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.

        13.4    Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within 5 days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall immediately pay to Lessor a one-time late charge equal to 10% of each such overdue amount or $100, whichever is greater. The Parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor's option, become due and payable quarterly in advance.

        13.5    Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base Rent) or within 30 days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the 31st day after it was due as to non-scheduled payments. The interest ("Interest") charged shall be computed at the rate of 10% per annum but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

        13.6    Breach by Lessor.

          (a)    Notice of Breach. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than 30 days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than 30 days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion.

          (b)    Performance by Lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breach within 30 days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee's expense and offset from Rent the actual and reasonable cost to perform such cure, provided however, that such offset shall not exceed an amount equal to the greater of one month's Base Rent or the Security Deposit, reserving Lessee's right to seek reimbursement from Lessor. Lessee shall document the cost of said cure and supply said documentation to Lessor.

14.    Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively "Condemnation"), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the Building, or more than 25% of that portion of the Premises not occupied by any building, is taken by Condemnation, Lessee may, at Lessee's option, to be exercised in writing within 10 days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation for Lessee's relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15.    [Not Used]

16.    Estoppel Certificates.

          (a)    Each Party (as "Responding Party") shall within 10 days after written notice from the other Party (the "Requesting Party") execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current "Estoppel Certificate" form published by the American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

          (b)    If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such 10 day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party's performance, and (iii) if Lessor is the Requesting Party, not more than one month's rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party's Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.

          (c)    If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee's financial statements for the past 3 years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17.    Definition of Lessor. The term "Lessor" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee's interest in the prior lease. In the event of a transfer of Lessor's title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18.    Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19.    Days. Unless otherwise specifically indicated to the contrary, the word "days" as used in this Lease shall mean and refer to calendar days.

20.    Limitation on Liability. The obligations of Lessor under this Lease shall not constitute personal obligations of Lessor or its partners, members, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against Lessor's partners, members, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21.    Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22.    No Prior or Other Agreements; Broker Disclaimer. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party. The liability (including court costs and attorneys' fees), of any Broker with respect to negotiation, execution, delivery or performance by either Lessor or Lessee under this Lease or any amendment or modification hereto shall be limited to an amount up to the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker's liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

23.    Notices.

        23.1    Notice Requirements. All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

        23.2    Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given 48 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt (confirmation report from fax machine is sufficient), provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24.    Waivers. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25.    [Not Used]

26.    No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to 150% of the Base Rent applicable immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27.    Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28.    Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

29.    Binding Effect; Choice of Law. This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30.    Subordination; Attornment; Non-Disturbance.

        30.1    Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "Security Device"), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as "Lender") shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

        30.2    Attornment. In the event that Lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Device to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Paragraph 30.3, attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of such new owner, this Lease shall automatically become a new Lease between Lessee and such new owner, upon all of the terms and conditions hereof, for the remainder of the term hereof, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Lessor's obligations hereunder, except that such new owner shall not: (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month's rent, or (d) be liable for the return of any security deposit paid to any prior lessor.

        30.3    Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee's subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a "Non-Disturbance Agreement") from the Lender which Non-Disturbance Agreement provides that Lessee's possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Further, within 60 days after the execution of this Lease, Lessor shall use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises. In the event that Lessor is unable to provide the Non-Disturbance Agreement within said

60 days, then Lessee may, at Lessee's option, directly contact Lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.

        30.4    Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31.    Attorneys' Fees. If any Party or Broker brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "Prevailing Party" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred. In addition, Lessor shall be entitled to attorneys' fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

32.    Lessor's Access; Showing Premises; Repairs. Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable prior notice for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect to Lessee's use of the Premises. All such activities shall be without abatement of rent or liability to Lessee.

33.    Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor's prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34.    Signs. Lessor may place on the Premises ordinary "For Sale" signs at any time and ordinary "For Lease" signs during the last 6 months of the term hereof. Except for ordinary "for sublease" signs, Lessee shall not place any sign upon the Premises without Lessor's prior written consent. All signs must comply with all Applicable Requirements.

35.    Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor's failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor's election to have such event constitute the termination of such interest.

36.    Consents. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor's actual reasonable costs and expenses (including but not limited to architects', attorneys', engineers' and other consultants' fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor's consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor's consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.

37.    Guarantor.

        37.1    Execution. The Guarantors, if any, shall each execute a guaranty in the form most recently published by the American Industrial Real Estate Association, and each such Guarantor shall have the same obligations as Lessee under this Lease.

        37.2    Default. It shall constitute a Default of the Lessee if any Guarantor fails or refuses, upon request to provide: (a) evidence of the execution of the guaranty, including the authority of the party signing on Guarantor's behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (b) current financial statements, (c) an Estoppel Certificate, or (d) written confirmation that the guaranty is still in effect.

38.    Quiet Possession. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39.    Options. If Lessee is granted an Option, as defined below, then the following provisions shall apply:

        39.1    Definition. "Option" shall mean: (a) the right to extend the term of or renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor; (c) the right to purchase or the right of first refusal to purchase the Premises or other property of Lessor.

        39.2    Options Personal To Original Lessee. Any Option granted to Lessee in this Lease is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and, if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.

        39.3    Multiple Options. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.

        39.4    Effect of Default on Options.

          (a)    Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given 3 or more notices of separate Default, whether or not the Defaults are cured, during the 12 month period immediately preceding the exercise of the Option.

          (b)    The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph 39.4(a).

          (c)    An Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term or completion of the purchase, (i) Lessee fails to pay Rent for a period of 30 days after such Rent becomes due (without any necessity of Lessor to give notice thereof), or (ii) if Lessee commits a Breach of this Lease.

40.    Multiple Buildings. If the Premises are a part of a group of buildings controlled by Lessor, Lessee agrees that it will abide by and conform to all reasonable rules and regulations which Lessor may make from time to time for the management, safety, and care of said properties, including the care and cleanliness of the grounds and including the parking, loading and unloading of vehicles, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessee also agrees to pay its fair share of common expenses incurred in connection with such rules and regulations.

41.    Security Measures. Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

42.    Reservations. Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

43.    Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay.

44.    Authority; Multiple Parties; Execution.

          (a)    If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each party shall, within 30 days after request, deliver to the other party satisfactory evidence of such authority.

          (b)    If this Lease is executed by more than one person or entity as "Lessee", each such person or entity shall be jointly and severally liable hereunder. It is agreed that any one of the named Lessees shall be empowered to execute any amendment to this Lease, or other document ancillary thereto and bind all of the named Lessees, and Lessor may rely on the same as if all of the named Lessees had executed such document.

          (c)    This Lease may be executed by the Parties in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

45.    Conflict. Any conflict between the printed provisions of this Lease and typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46.    Offer. Preparation of this Lease by either Party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

47.    Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

48.    Waiver of Jury Trial. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS AGREEMENT.

49.    Mediation and Arbitration of Disputes. An Addendum requiring the Mediation and/or the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease ?? is /x/ ?is not attached to this Lease.

50.    Americans with Disabilities Act. Since compliance with the Americans with Disabilities Act (ADA) is dependent upon Lessee's specific use of the Premises, Lessor makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation. In the event that Lessee's use of the Premises requires modifications or additions to the Premises in order to be in ADA compliance, Lessee agrees to make any such necessary modifications and/or additions at Lessee's expense.

        LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

        ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

        1.     SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

        2.     RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR LESSEE'S INTENDED USE.

        WARNING: IF THE PREMISES IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED.

        The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at:	Executed at:

on:	on:
By LESSOR:	By LESSEE:
N. Dennis Berg Revocable Living Trust and	Exsil, Inc., a Delaware corporation
Richard and Elizabeth Berg Family Trust

By:	/s/ N. DENNIS BERG	By:	/s/ ROYAL A. CUTLER

Name Printed:	N. Dennis Berg	Name Printed:	Royal A. Cutler

Title:	Trustee, N. Dennis Berg Revocable Trust	Title:	President

By:	/s/ RICHARD BERG	By:

Name Printed:	Richard Berg	Name Printed:

Title:	Trustee, Richard and Elizabeth Berg Family Trust	Title:	President

Address:	873 Paseo Ferrelo	Address:	2575 Melville Road
Santa Barbara, CA 93101		Prescott, AZ 86301

Telephone/Facsimile:	805-963-1478 / 805-963-3078	Telephone/Facsimile:	928-771-8900 / 928-771-8901

Federal ID No.	Federal ID No.

        NOTE: These forms are often modified to meet the changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AMERICAN INDUSTRIAL

REAL ESTATE ASSOCIATION, 700 So. Flower Street, Suite 600, Los Angeles, California 90017. (213) 687-8777. Fax No. (213) 687-8616

August 1, 2002

ADDENDUM TO STANDARD INDUSTRIAL/ COMMERCIAL SINGLE TENANT LEASE—NET BETWEEN N. DENNIS BERG REVOCABLE LIVING TRUST AND THE RICHARD AND ELIZABETH BERG FAMILY TRUST, AS LESSOR, AND EXSIL, INC., A DELAWARE CORPORATION, AS LESSEE WITH RESPECT TO THE REAL PROPERTY AND IMPROVEMENTS LOCATED AT 2575 MELVILLE ROAD, PRESCOTT, ARIZONA ("PROPERTY").

        WHEREAS, Lessee has executed and initialed the Standard Industrial/Commercial Single Tenant Lease—Net Agreement ("Lease"), together with all attachments and exhibits included thereto.

        WHEREAS, Lessor and Lessee desire to amend the Lease and have agreed to the following additional terms which modify and amend the Lease.

        NOW, THEREFORE, the parties agree as follows:

        51.    Existing Lease Cancellation:    Upon full execution of this Lease, the existing Lease dated August 1, 1997, together with all Amendments and Exhibits attached thereto, between G, M, S, and C, LLC later assigned to N. Dennis Berg Revocable Living Trust and the Richard and Elizabeth Berg Family Trust as Lessor, and Exsil, Inc., a Delaware corporation as Lessee, together with LaPorte, Inc. as Guarantor will be cancelled in its entirety other than provisions applicable to expenses and repairs, insurance and any Hazardous Substance Conditions that occur or have occurred during the occupancy of the premises by Lessee will survive the commencement of this new Lease Agreement.

        52.    Premises:    That certain real property consisting of approximately 2.04 acres with the street address of 2575 Melville Road, Prescott, Arizona 85301, including all infrastructure and all improvements further described as set forth in the Exhibit A attached hereto.

        53.    Lessor:    N. Dennis Berg Revocable Living Trust and the Richard and Elizabeth Berg Family Trust, 283 Paseo Ferrelo, Santa Barbara, California 93103.

        54.    Lessee:    Exsil, Inc., an Delaware corporation, 2575 Melville Road, Prescott, Arizona 86301.

        55.    Lease Guarantor:    Rockwood Specialties Group, Inc., a Delaware corporation, 100 Overlook Center, Princeton, New Jersey 08540.

        56.    Lessor's Assignment:    The Lessor reserves the right to assign all or part of their interest in the lease provided that the Assignees assume the position and obligations of Lessor of this Lease Agreement.

        57.    Lease Commencement Date:    Upon execution of this Lease

        58.    Base Rent:    $18,614.25 NNN per month plus applicable rental tax until December 24, 2002, or until Lessor fully funds the $950,000 construction allowance, whichever is sooner. Commencing December 24, 2002 or at such time the Lessor completely funds the $950,000 construction allowance, the base rental will be $28,491.83 NNN per month plus applicable rental tax.

        59.    Base Rent Adjustments:    The base rental will be increased on each third (3rd) anniversary date of the Lease reflecting a nine percent (9%) increase over the prior year's base rent.

        60.    Security Deposit:    $18,614.00 currently held by Lessor.

        61.    Lease Renewal Options:    Lessee shall have three (3) ten (10) year options to renew the Lease under the base rent adjustment formula described above. Lessee shall give Lessor twelve (12) months advanced notice from expiration of the Lease or option periods of their intent to exercise each renewal option. In the event Lessee does not give Lessor the twelve (12) month advance notice of their intent to exercise the renewal option, it shall be understood that Lessee does not desire to renew their Lease or option period and the Lease will expire per the expiration date of the Lease or in the previous renewal options exercised by Lessee.

        62.    Lease Term:    Fifteen (15) years expiring December 23, 2017.

        63.    Options to Purchase:    Lessee will have no options to purchase the property.

        64.    Right of First Refusal:    In the event Lessor desires to sell the property and receives an acceptable bonified offer from a third party, Lessor shall grant Lessee a Right of First Refusal to purchase the property under the exact terms and conditions of the acceptable offer to the Landlord. Lessee shall have two (2) weeks from receipt of the copy of the acceptable third party offer to give constructive written notice to Lessor of their commitment to purchase the property. In the event Lessee does not give constructive written notice to the Lessor within this two (2) week period, Lessor will be free to accept third party offer to purchase the property and proceed with the sale of the transaction.

        65.    Property Maintenance:    During the term of the Lease and any extensions thereto, Lessee shall be responsible for all upkeep, repair, maintenance, capital improvements to the subject property, including but not limited to HVAC units, plumbing, foundations, concrete, asphalt, electrical, roof, exterior and interior walls, the complete interior and exterior of the premises, windows, parking lot, fencing, landscaping, and structural and nonstructural repairs or replacements to the property. Lessor shall have no responsibility whatsoever as to the maintenance, repair or capital improvements needed of the subject property.

        66.    Property Expenses:    Lessee shall be responsible for all property expenses, including but not limited to real estate taxes, property insurance, privilege rental taxes, assessments (if any), all utilities and any other charges applicable to the said operation of the property.

        67.    Property Management:    Lessee shall be responsible for the property management.

        68.    Warehouse Expansion Contract:    Exsil, Inc. (Lessee) will solely contract with Brycon Corporation for the warehouse expansion as described in Exhibit B to the Lease Agreement. The construction agreement with Brycon Corporation will not exceed $1,015,000. It will be Lessee's obligation to make sure Brycon Corporation completes the construction per the Construction Agreement and secure the proper permits, lien releases and Certificates of Occupancy.

        69.    Construction Allowance:    Lessor shall provide the amount of $950,000 to cover the estimated cost for the warehouse expansion as described in the Brycon Corporation Contract attached as Exhibit B and the plans and specifications prepared by Dietrich Architectural Group, Inc. dated January 14, 2002. This construction allowance will include all costs applicable to the warehouse expansion, including but not limited to architectural fees, consulting fees, building permits and amounts per the Brycon Corporation contract. Lessee agrees to fund the first $65,000 costs applicable to the architectural fees, consulting fees and construction costs to Brycon Corporation. Lessor will fund the remaining $950,000 of the $1,015,000 contract with Brycon Corporation. In the event the total warehouse expansion costs do not exceed $950,000, upon Certificate of Occupancy Lessor will reimburse Lessee the proportionate amount of the $65,000 paid by Exsil, Inc. In the event the total construction costs for the warehouse expansion is less than $950,000, the monthly base rent will be reduced by $10.40 per $1,000 of savings. In the event the total warehouse expansion costs plus any change orders exceed the $950,000, Lessee will be obligated to pay the additional costs.

        70.    Disbursements of Construction Allowance:    Upon seven (7) days of receipt of the Draw requests from Brycon Construction, Lessor will reimburse Lessee the monthly draw request amounts up to the $950,000 construction allowance. Upon Lessee's receipt of the Lessor's reimbursement of the draw request, Lessee will secure from Brycon Corporation the appropriate lien releases applicable to the draw requests and forward a copy over to the Lessor prior to the following months draw request.

        71.    Disclosure:    Lessor and Lessee acknowledge that Robert L. Broyles is a licensed Real Estate Broker in the state of Arizona and may purchase an interest in the property and become a Co-Lessor.

        72.    Construction Insurance:    Lessee will cause Brycon Corporation to name Lessor as additionally insured during the term of the construction contract.

        73.    Financial Statements:    During the term of the Lease, the Lease Guarantor and Lessee will provide annual financial statements to Lessor.

LESSEE:	LESSEE:
Exsil, Inc., a Delaware corporation	N. Dennis Berg Revocable Living Trust and the Richard and Elizabeth Berg Family Trust

By:	/s/ ROYAL A. CUTLER Royal A. Cutler	By:	/s/ N. DENNIS BERG N. Dennis Berg
Its:	President	Its:	Trustee for N. Dennis Berg Revocable Living Trust
Date:	8/13/02	Date:	8/15/02
		By:	/s/ RICHARD BERG Richard Berg
		Its:	Trustee for the Richard and Elizabeth Berg Family Trust
		Date:	8/14/02

EXHIBIT "A"

"LEGAL DESCRIPTION"

EXHIBIT "A"

"Legal Description"

A portion of Section 30, Township 15 North, Range 1 West of the Gila and Salt River Base and Meridian, County of Yavapai, State of Arizona, described as follows:

COMMENCING at the Northwest corner of said Section 30, as shown on the Land Title Survey filed and recorded in Book 11 of Land Surveys, page 75, in the Yavapai County Recorder's Office, also being, the Northwest corner of State Plat No. 22, Prescott Airport, per plat filed and recorded in Book 28 of Maps and Plats, page 80, in the Yavapai County Recorder's office;

Thence along the West line of said Section 30, South 00°05'36" East, 800.00 feet;

Thence departing the said West line of Section 30, North 89°56'06" East, 272.06 feet to the POINT OF BEGINNING;

thence North 00°03'54" West, 370.00 feet;

thence North 89°56'06" East, 240.00 feet;

thence South 00°3'54" East, 370.00 feet;

thence South 89°56'06" West, 240.00 feet to the POINT OF BEGINNING.

EXHIBIT "B"

"BRYCON CORPORATION CONSTRUCTION CONTRACT"

APPLICATION AND CERTIFICATION FOR PAYMENT                AIA DOCUMENT G702

TO OWNER: Exsil, Inc.	PROJECT:	Exsil Facility Expansion	APPLICATION NO. TWO	Distribution to:
2575 Melville Road
☒ OWNER
		Prescott, AZ 86301		☐ ARCHITECT
			PERIOD TO: 6/30/02	☒ CONTRACTOR
☐
☐
FROM CONTRACTOR:	Brycon Corporation	VIA ARCHITECT/OWNER
	7407 W. Boston Street	Contact: Jerry Winters
	Chandler, AZ 85226	PROJECT NOS: Warehouse
CONTRACT FOR:	General Construction	CONTRACT DATE: May 3, 2002

CONTRACTOR'S APPLICATION FOR PAYMENT

        Application is made for payment, as shown below, in connection with the Contract. Continuation Sheet, AIA Document G703, is attached.

1. ORIGINAL CONTRACT AMOUNT			$1,011,325.00

2. Net change by Contract Orders

3. CONTRACT SUM TO DATE (Line 1 & 2)			$1,011,325.00

4. TOTAL COMPLETED & STORED TO DATE (Column G on G703)			$101,300.00

5. RETAINAGE:
a. 10% of Completed Work (Column D + E on G703)		$0.00

b. 0% of Stored Material (Column F on G703)	$

Total Retainage (Lines 5a + 5b or Total in Column 1 of G703)			$0.00

6. TOTAL EARNED LESS RETAINAGE (Line 4 Less Line 5 Total)			$101,300.00

7. LESS PREVIOUS CERTIFICATES FOR PAYMENT (Line 6 from prior Certificate)			$71,600.00

8. CURRENT PAYMENT DUE			$29,700.00

9. BALANCE TO FINISH, INCLUDING RETAINAGE (Line 3 less Line 6)			$910,025.00

CHANGE ORDER SUMMARY	ADDITIONS	DELETIONS
Total changes approved in previous months by Owner
Total approved this Month
NET CHANGES by Change Order		$0.00

The undersigned Contractor certifies that to the best of the Contractor's knowledge, information and belief the Work covered by this Application for Payment has been completed in accordance with the Contract Documents, that all amounts have been paid by the Contractor for Work for which previous Certificates for Payment were issued and payments received from the Owner, and that current payment shown herein is now due.

CONTRACTOR: Brycon Corporation

By:	Date:

State of: Arizona                        County of Maricopa
Subscribed and sworn to before me this        day of
Notary Public:
My Commission expires: 4/29/05

Comments:

CONTINUATION SHEET	AIA DOCUMENT G703	PAGE OF PAGES

AIA Document G702, APPLICATION AND	APPLICATION NO. ONE
CERTIFICATION FOR PAYMENT, containing	APPLICATION DATE: June 5, 2002
Contractor's signed certification is attached.	PERIOD TO: May 30, 2002
In tabulations below, amounts are stated to the nearest dollar.	ARCHITECT'S PROJECT NO.:
use Column I on Contracts where variable retainage for line items may apply.

A	B	C	D	E	F	G		H	I
			WORK COMPLETED			TOTAL COMPLETED AND STORED TO DATE (D + E + F)
MATERIALS PRESENTLY STORED (NOT IN D OR E)
ITEM NO.	DESCRIPTION OF WORK	SCHEDULED VALUE	FROM PREVIOUS APPLICATION (D + E)	THIS PERIOD			% (G + C)	BALANCE TO FINISH (C - G)	RETAINAGE (IF VARIABLE RATE)
1	Project Staff—Preconstruction Services	$5,520	$1,500	$1,500		$3,000	54.35%	$2,520	0%

CONTINUATION SHEET	AIA DOCUMENT G703	PAGE OF PAGES

AIA Document G702, APPLICATION AND CERTIFICATION FOR PAYMENT, containing
Contractor's signed certification is attached.
In tabulations below, amounts are stated to the nearest dollar.
Use Column 1 on Contracts where variable retainage for line items may apply.		APPLICATION NO: ONE APPLICATION DATE: June 5, 2002 PERIOD TO: May 30, 2002 ARCHITECT'S PROJECT NO:

A	B	C	D	E	F	G		H	I
			WORK COMPLETED
					MATERIALS PRESENTLY STORED (NOT IN D OR E)
ITEM NO	DESCRIPTION OF WORK	SCHEDULED VALUES	FROM PREVIOUS APPLICATION (D + E)	THIS PERIOD		TOTAL COMPLETED AND STORED TO DATE (D+E+F)	% (G + C)	BALANCE TO FINISH (C - G)	RETAINAGE (IF VARIABLE RATE)
1	Project Staff—Preconstruction Services	$5,520	$1,500	$1,500		$3,000	54.35%	$2,520	0%
2	Project Management @ 75%	$32,384						$32,384	0%
3	Superintendent	$40,480						$40,480	0%
4	Administrative Assistant @ 25%	$3,872						$3,872	0%
5	Design Fees	$90,588	60,000	$25,000		$85,000	93.83%	$5,588	0%
6	Plan Check Fees/Building Permit	$4,000						$4,000	0%
7	Dust Control	$1,200						$1,200	0%
8	Safety Officer	$1,760						$1,760	0%
9	Soil Testing/Special Inspections	$9,000	$1,000	$50		$1,050	11.67%	$7,950	0%
10	Site Survey Services	$9,500	$2,500			$2,500	26.32%	$7,000	0%
11	Drawing Reproduction/As Built Sepias	$4,600	$150	$300		$450	9.78%	$4,150	0%
12	Mobilization In-Out/Trailers	$1,800						$1,800	0%
13	Temp Toilets	$750						$750	0%
14	Temp Fencing	$700						$700	0%
15	Temp Water	$625						$625	0%
16	Room/Board Super	$7,500						$7,500	0%
17	Off. Supp./Furniture/Photos Process	$1,150						$1,150	0%
18	Telephones	$1,375						$1,375	0%
19	Cellular Phones	$600						$600	0%
20	Courier Service/Postage	$750	$50	$50		$100	13.33%	$650	0%
21	Safety Supplies	$625						$625	0%
22	Temp Fire Protection	$250						$250	0%
23	Brycon Construction Office	$1,750						$1,750	0%
24	Temp Signage	$500						$500	0%
25	Misc. Rentals	$2,200						$2,200	0%
26	Consumables/Expendables/Sm. Tools	$1,000						$1,000	0%
27	Trucks/Fuel	$10,203						$10,203	0%
28	Temp Forklift Rental	$4,000						$4,000	0%
29	Demo Interior/Warehouse	$4,002						$4,002	0%
30	Earthwork Backfill	$13,000						$13,000	0%
31	Termite Control	$1,600						$1,600	0%
32	Asphalt Paving	$5,450						$5,450	0%
33	Chainlink Fencing	$4,025						$4,025	0%
34	Demo Warehouse New Door/Ramp	$5,500						$5,500	0%
35	Concrete	$56,837						$56,837	0%
36	Masonry	$100,624						$100,624	0%
37	Steel Warehouse/Loading Dock	$65,050	$600			$600	0.92%	$64,450	0%

AIA DOCUMENT G703—CONTINUATION SHEET FOR G702—1992 EDITION—AIA ©1992
THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W. WASHINGTON, D.C.

CONTINUATION SHEET	AIA DOCUMENT G703	PAGE OF PAGES

AIA Document G702, APPLICATION AND CERTIFICATION FOR PAYMENT, containing
Contractor's signed certification is attached.
In tabulations below, amounts are stated to the nearest dollar.
Use Column 1 on Contracts where variable retainage for line items may apply.		APPLICATION NO: ONE APPLICATION DATE: June 5, 2002 PERIOD TO: May 30, 2002 ARCHITECT'S PROJECT NO:

A	B	C	D	E	F	G		H	I
			WORK COMPLETED
					MATERIALS PRESENTLY STORED (NOT IN D OR E)
ITEM NO	DESCRIPTION OF WORK	SCHEDULED VALUES	FROM PREVIOUS APPLICATION (D + E)	THIS PERIOD		TOTAL COMPLETED AND STORED TO DATE (D+E+F)	% (G + C)	BALANCE TO FINISH (C - G)	RETAINAGE (IF VARIABLE RATE)
38	Rough Carpentry	$13,000						$13,000	0%
39	Roofing	$37,420						$37,420	0%
40	Insulation	$400						$400	0%
41	Caulking & Sealants	$7000						$7,000	0%
42	Door/Window: Interior & Warehouse	$8,311						$8,311	0%
43	Overhead Doors	$1,500						$1,500	0%
44	Window/Cleaning Glazing	$1,000						$1,000	0%
45	Interior/Drywall	$16,130						$16,130	0%
46	Interior Acoustical	$4,949						$4,949	0%
47	Vinyl Base	$682						$682	0%
48	Painting	$5,385						$5,385	0%
49	Room Signage	$500						$500	0%
50	Fire Extinguishers	$750						$750	0%
51	Relocate Loading Dock/Leveler	$2,350						$2,350	0%
52	Cleanroom—Relocate Tool	$1,090						$1,090	0%
53	Cleanroom—Filters	$17,780						$17,780	0%
54	Cleanroom—Temp Walls	$760						$760	0%
55	Cleanroom—Walls	$5,175						$5,175	0%
56	Cleanroom—Frames/Door/Hardware	$2,160						$2,160	0%
57	Cleanroom—Flooring	$1,800						$1,800	0%
58	Cleanroom—Ceiling Support	$5,119						$5,119	0%
59	Cleanroom—Certification	$1,000						$1,000	0%
60	Fire Protection	$10,000						$19,959	0%
61	Plumbing	$19,959						$10,000	0%
62	Bldg Mech—HVAC/Mech—Reduce Duct.	$78,723						$78,723	0%
63	Building Electrical	$84,668						$84,668	0%
64	Fee	$45,000	$2,500	$1,200		$3,700	8.22%	$41,300	0%
65	Contingency	$87,849						$87,849	0%
66	Insurance	$3,914						$3,914	0%
67	Taxes	$52,181	$3,300	$1,600		$4,900	9.39%	$47,281	0%

	GRAND TOTALS	$1,011,325	$71,000	$29,700	$0.00	$101,300	10.02%	$910,025	$0.00

Users may obtain validation of this document by requesting of the license a completed AIA Document D401—Certification of Document's Aithenticity.

AIA DOCUMENT G703—CONTINUATION SHEET FOR G702—1992 EDITION—AIA ©1992
THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W. WASHINGTON, D.C.

PART 2 AGREEMENT
1996 EDITION

AGREEMENT
made as of the 18 day of June in the year of 2002
 (In words, indicate day, month and year.)

BETWEEN the Owner:
 (Name and address)
Exsil Inc.
2575 Melville Road
Prescott, AZ 86301

and the Design/Builder:
 (Name and address)
Brycon Construction
7407 West Boston Street
Chandler, AZ 85226

For the following Project:
 (Include Project name, location and a summary description.)
Warehouse Addition
2575 Melville Road
Prescott, AZ 86301

Project consists of a warehouse addition of approximately 8,000sf including a new loading dock, cleanroom addition and interior office renovations.

The architectural services described in Article 3 will be provided by the following person or entity who is lawfully licensed to practice architecture:

(Name and address)	(Registration Number)	(Relationship to Design/Builder)
Dieterich Architectural Group	15225	Subcontractor

Normal structural, mechanical and electrical engineering services will be provided contractually through the Architect except as indicated below:

(Name, address and discipline)	(Registration Number)	(Relationship to Design/Builder)

The Owner and the Design/Builder agree as set forth below.

© 1996 THE AMERICAN INSTITUTE OR ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292. AIA DOCUMENT A191    •     OWNER-DESIGN/BUILDER AGREEMENT    •    1996 EDITION    •    AIA®    •    WARNING: Unlicensed photocopying violates U.S. copyright laws and is sujbject to legal prosecution. This document was electronically producted with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below, expiration as noted below, expiration as noted below. Use Document: exsil.aia—6/25/2002. AIA License Number 1118321, which expires on 6/30/2002.

TERMS AND CONDITIONS—PART 2 AGREEMENT
ARTICLE 1 GENERAL PROVISIONS

1.1   BASIC DEFINITIONS

1.1.1    The Contract Documents consist of the Part 1 Agreement to the extent not modified by this Part 2 Agreement, this Part 2 Agreement, the Design/Builder's Proposal and written addenda to the Proposal identified in Article 14, the Construction Documents approved by the Owner in accordance with Subparagraph 3.2.3 and Modifications issued after execution of this Part 2 Agreement. A Modification is a Change Order or a written amendment to this Part 2 Agreement signed by both parties, or a Construction Change Directive issued by the Owner in accordance with Paragraph 8.3.

1.1.2    The term "Work" means the construction and services provided by the Design/Builder to fulfill the Design/Builder's obligations.

1.2   EXECUTION, CORRELATION AND INTENT

1.2.1    It is the intent of the Owner and Design/Builder that the Contract Documents include all items necessary for proper execution and, completion of the Work. The Contract Documents are complementary, and what is required by one shall be as binding as if required by all, performance by the Design/Builder shall be required only to the extent consistent with and reasonably inferable from the Contract Documents as being necessary to produce the intended results. Words that have well-known technical or construction industry meanings are used in the Contract Documents in accordance with such recognized meanings.

1.2.2    If the Design/Builder believes or is advised by the Architect or by another design professional retained to provide services on the Project that implementation of any instruction received from the Owner would cause a violation of any applicable law, the Design/Builder shall notify the Owner in writing. Neither the Design/Builder nor the Architect shall be obligated to perform any act which either believes will violate any applicable law.

1.2.3    Nothing contained in this Part 2 Agreement shall create a contractual relationship between the Owner and any person or entity other than the Design/Builder.

1.3   OWNERSHIP AND USE OF DOCUMENTS

1.3.1    Drawings, specifications, and other documents and electronic data furnished by the Design/Builder are instruments of service. The Design/Builder's Architect and other providers of professional services shall retain all common law, statutory and other reserved rights, including copyright in those instruments of service furnished by them. Drawings, specifications, and other documents and electronic data are furnished for use solely with respect to this Part 2 Agreement. The Owner shall be permitted to retain copies, including reproducible copies, of the drawings, specifications, and other documents and electronic data furnished by the Design/Builder for information and reference in connection with the Project except as provided in Subparagraphs 1.3.2 and 1.3.3.

1.3.2    Drawings, specifications, and other documents and electronic data furnished by the Design/Builder shall not be used by the Owner or others on other projects, for additions to this Project or for completion of this Project by others, except by agreement in writing and with appropriate compensation to the Design/Builder, unless the Design/Builder is adjudged to be in default under this Part 2 Agreement or under any other subsequently executed agreement.

1.3.3    If the Design/Builder defaults in the Design/Builder's obligations to the Owner, the Architect shall grant a license to the Owner to use the drawings, specifications, and other documents and electronic data furnished by the Architect to the Design/Builder for the completion of the Project, conditioned upon the Owner's execution of an agreement to cure the Design/Builder's default in payment to the Architect for services previously performed and to indemnify the Architect with regard to claims arising from such reuse without the Architect's professional involvement.

1.3.4    Submission or distribution of the Design/Builder's documents to meet official regulatory requirements or for similar purposes in connection with the Project is not to be construed as publication in derogation of the rights reserved in Subparagraph 1.3.1.

ARTICLE 2
OWNER

2.1    The Owner shall designate a representative authorized to act on the Owner's behalf with respect to the Project. The Owner or such authorized representative shall examine documents submitted by the Design/Builder and shall render decisions in a timely manner and in accordance with the schedule accepted by the Owner. The Owner may obtain independent review of the Contract Documents by a separate architect, engineer, contractor or cost estimator under contract to or employed by the Owner. Such independent review shall be undertaken at the Owner's expense in a timely manner and shall not delay the orderly progress of the Work.

2.2    The Owner may appoint an on-site project representative to observe the Work and to have such other responsibilities as the Owner and Design/Builder agree in writing.

2.3    The Owner shall cooperate with the Design/Builder in securing building and other permits, licenses and inspections. The Owner shall not be required to pay the fees for such permits, licenses and inspections unless the cost of such fees is excluded from the Design/Builder's Proposal.

2.4    The Owner shall furnish services of land surveyors, geotechnical engineers and other consultants for subsoil, air and water conditions, in addition to those provided under the Part 1 Agreement, when, such services are deemed necessary by the Design/Builder to properly carry out the design services required by this Part 2 Agreement.

2.5    The Owner shall disclose, to the extent known to the Owner, the results and reports of prior tests, inspections or investigations conducted for the Project involving: structural or mechanical systems; chemical, air and water pollution; hazardous materials; or other environmental and subsurface conditions. The Owner shall disclose all information known to the Owner regarding the presence of pollutants at the Project's site.

2.6    The Owner shall furnish all legal, accounting and insurance counseling services as may be necessary at any time for the Project, including such auditing services as the Owner may require to verify the Design/Builder's Applications for Payment.

2.7    Those services, information, surveys and reports required by Paragraphs 2.4 through 2.6 which are within the Owner's control shall be furnished at the Owner's expense, and the Design/Builder shall be entitled to rely upon the accuracy and completeness thereof, except to the extent the Owner advises the Design/Builder to the contrary in writing.

2.8    If the Owner requires the Design/Builder to maintain any special insurance coverage, policy, amendment, or rider, the Owner shall pay the additional cost thereof, except as otherwise stipulated in this Part 2 Agreement.

2.9    If the Owner observes or otherwise becomes aware of a fault or defect in the Work or nonconformity with the Design/Builder's Proposal or the Construction Documents, the Owner shall give prompt written notice thereof to the Design/Builder.

2.10    The Owner shall, at the request of the Design/Builder, prior to execution of this Part 2 Agreement and promptly upon request thereafter, furnish to the Design/Builder reasonable evidence that financial arrangements have been made to fulfill the Owner's obligations under the Contract.

2.11    The Owner shall communicate with persons or entities employed or retained by the Design/Builder through the Design/Builder, unless otherwise directed by the Design/Builder.

ARTICLE 3
DESIGN/BUILDER

3.1   SERVICES AND RESPONSIBILITIES

3.1.1    Design services required by this Part 2 Agreement shall be performed by qualified architects and other design professionals. The contractual obligations of such professional persons or entities are undertaken and performed in the interest of the Design/Builder.

3.1.2    The agreements between the Design/Builder and thee persons or entities identified in this Part 2 Agreement, and any subsequent modifications, shall be in writing. These agreements, including financial arrangements with respect to this Project, shall be promptly and fully-disclosed to the Owner upon request.

3.1.3    The Design/Builder shall be responsible to the Owner for acts and omissions of the Design/Builder's employees, subcontractors and their agents and employees, and other persons, including the Architect and other design professionals, performing any portion of the Design/Builder's obligations under this Part 2 Agreement.

3.2   BASIC SERVICES

3.2.1    The Design/Builder's Basic Services are described below and in Article 14.

3.2.2    The Design/Builder shall designate a representative authorized to act on the Design/Builder's behalf with respect to the Project.

3.2.3    The Design/Builder shall submit Construction Documents for review and approval by the Owner. Construction Documents may include drawings, specifications, and other documents and electronic data setting forth in detail the requirements for construction of the Work, and shall:

  .1
  be consistent with the intent of the Design/Builder's Proposal;

  .2
  provide information for the use of those in the building trades; and

  .3
  include documents customarily required for regulatory agency approvals.

3.2.4    The Design/Builder, with the assistance of the Owner, shall file documents required to obtain necessary approvals of governmental authorities having jurisdiction over the Project.

3.2.5    Unless otherwise provided in the Contract Documents, the Design/Builder shall provide or cause to be provided and shall pay for design services, labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation and other facilities and services necessary for proper execution and completion of the Work, whether temporary or permanent and whether or not incorporated or to be incorporated in the Work.

3.2.6    The Design/Builder shall be responsible for all construction means, methods, techniques, sequences and procedures, and for coordinating all portions of the Work under this Part 2 Agreement.

3.2.7    The Design/Builder shall keep the Owner informed of the progress and quality of the Work.

3.2.8    The Design/Builder shall be responsible for correcting Work which does not conform to the Contract Documents.

3.2.9    The Design/Builder warrants to the Owner that materials and equipment furnished under the Contract will be of good quality and new unless otherwise required or permitted by the Contract Documents, that the construction will be free from faults and defects, and that the construction will conform with the requirements of the Contract Documents. Construction not conforming to these requirements, including substitutions not properly approved by the Owner, shall be corrected in accordance with Article 9.

3.2.10    The Design/Builder shall pay all sales, consumer, use and similar taxes which had been legally enacted at the time the Design/Builder's Proposal was first submitted to the Owner, and shall secure and pay for building and other permits and governmental fees, licenses and inspections necessary for the proper execution and completion of the Work which are either customarily secured after execution of a contract for construction or are legally required at the time the Design/Builder's Proposal was first submitted to the Owner.

3.2.11    The Design/Builder shall comply with and give notices required by laws, ordinances, rules, regulations and lawful orders of public authorities relating to the Project.

3.2.12    The Design/Builder shall pay royalties and license fees for patented designs, processes or products. The Design/Builder shall defend suits or claims for infringement of.patent rights and shall hold the Owner harmless from loss on account thereof, but shall not be responsible for such defense or loss when a particular design, process or product of a particular manufacturer is required by the Owner. However, if the Design/Builder has reason to believe the use of a required design, process or product is an infringement of a patent, the Design/Builder shall be responsible for such loss unless such information is promptly furnished to the Owner.

3.2.13    The Design/Builder shall keep the premises and surrounding area free from accumulation of waste materials or rubbish caused by operations under this Part 2 Agreement. At the completion of the Work, the Design/Builder shall remove from the site waste materials, rubbish, the Design/Builder's tools, construction equipment, machinery, and surplus materials.

3.2.14    The Design/Builder shall notify the Owner when the Design/Builder believes that the Work or an agreed upon portion thereof is substantially completed. If the Owner concurs, the Design/Builder shall issue a Certificate of Substantial Completion which shall establish the Date of Substantial Completion, shall state the responsibility of each party for, security, maintenance, heat, utilities, damage to the Work and insurance, shall include a list of items to be completed or corrected and shall fix the time within which the Design/Builder shall complete items listed therein. Disputes between the Owner and Design/Builder regarding the Certificate of Substantial Completion shall be resolved in accordance with provisions of Article 10.

3.2.15    The Design/Builder shall maintain at the site for the Owner one record copy of the drawings, specifications, product data, samples, shop drawings, Change Orders and other modifications, in good order and regularly updated to record the completed construction. These shall be delivered to the Owner upon completion of construction, and prior to final payment.

3.3   ADDITIONAL SERVICES

3.3.1    The services described in this Paragraph 3.3 are not included in Basic Services unless so identified in Article 14, and they shall be paid for by the Owner as provided in this Part 2 Agreement, in addition to the compensation for Basic Services. The services described in this Paragraph 3.3 shall be provided only if authorized or confirmed in writing by the Owner.

3.3.2    Making revisions in drawings, specifications, and other documents or electronic data when such revisions are required by the enactment or revision of codes, laws or regulations subsequent to the preparation of such documents or electronic data.

3.3.3    Providing consultation concerning replacement of Work damaged by fire or other cause during construction, and furnishing, services required in connection with the replacement of such Work.

3.3.4    Providing, services in connection with a public hearing, arbitration proceeding or legal proceeding, except where the Design/Builder is a party thereto.

3.3.5    Providing coordination of construction performed by the Owner's own forces or separate contractors employed by the Owner, and coordination of services required in connection with construction performed and equipment supplied by the Owner. Except work already identified as "By Owner"

3.3.6

3.3.7    Providing assistance in the utilization of equipment or systems such as preparation of operation and maintenance manuals, training personnel for "operation and maintenance, and consultation during operation.

ARTICLE 4
TIME

4.1    Unless otherwise indicated, the Owner and the Design/Builder shall perform their respective obligations as expeditiously as is consistent with reasonable skill and care and the orderly progress of the Project.

4.2    Time limits stated in the Contract Documents are of the essence. The Work to be performed under this Part 2 Agreement shall commence upon receipt of a notice to proceed unless otherwise agreed and, subject to authorized Modifications, Substantial Completion shall be achieved on or before the date established in Article 14.

4.3    Substantial Completion is the stage in the progress of the Work when the Work or designated portion thereof is sufficiently complete in accordance with the Contract Documents so the Owner can occupy or utilize the Work for its intended use.

4.4    Based on the Design/Builder's Proposal, a construction schedule shall be provided consistent with Paragraph 4.2 above.

4.5    If the Design/Builder is delayed at any time in the progress of the Work by an act or neglect of the Owner, Owner's employees, or separate contractors employed by the Owner, or by changes ordered, in the Work, or by labor disputes, fire, unusual delay in deliveries, adverse weather conditions not reasonably anticipatable, unavoidable casualties or other causes beyond the Design/Builder's control, or by delay authorized by the Owner pending arbitration, or by other causes which the Owner and Design/Builder agree may justify delay, then the Contract Time shall be reasonably extended by Change Order.

ARTICLE 5
PAYMENTS

5.1   PROGRESS PAYMENTS

5.1.1    The Design/Builder, shall deliver to the Owner itemized Applications for Payment in such detail as indicated in Article 14.

5.1.2    Payments made in accordance to the Arizona prompt Payment act.

5.1.3    The Application for Payment shall constitute a representation by the Design/Builder to the Owner that the design and construction have progressed to the point indicated, the quality of the Work covered by the application is in accordance with the Contract Documents, and the Design/Builder is entitled to payment in the amount requested.

5.1.4    Upon receipt of payment from the Owner, the Design/Builder shall promptly pay the Architect, other design professionals and each contractor the amount to which each is entitled in accordance with the terms of their respective contracts.

5.1.5    The Owner shall have no obligation under this Part 2 Agreement to pay or to be responsible in any way for payment to the Architect, another design professional or a contractor performing portions of the Work.

5.1.6    Neither progress payment nor partial or entire use or occupancy of the Project by the Owner shall constitute an acceptance of Work not in accordance with the Contract Documents.

5.1.7    The Design/Builder warrants that title to all construction covered by an Application for Payment will pass to the Owner no later than the time of payment. The Design/Builder further warrants that upon submittal of an Application for Payment all construction for which payments have been received from the Owner shall be free and clear of liens, claims, security interests or encumbrances in favor of the Design/Builder or any other person or entity performing construction at the site or furnishing materials or equipment relating to the construction.

5.1.8    At the time of Substantial Completion, the Owner shall pay the Design/Builder the retainage, if any, less the reasonable cost to correct or complete incorrect or incomplete Work. Final payment of such withheld sum shall be made upon correction or completion of such Work.

5.2   FINAL PAYMENT

5.2.1    Neither final payment nor amounts retained, if any, shall become due until the Design/Builder submits to the Owner: (i) an affidavit that payrolls, bills for materials and equipment, and other indebtedness connected with the Work for which the Owner or Owner's property might be responsible or encumbered (less amounts withheld by the Owner) have been paid or otherwise satisfied; (2) a certificate evidencing that insurance required by the Contract Documents to remain in force after final payment is currently in effect and will not be canceled or allowed to expire until at least 30 days' prior written notice has been given to the Owner; (3) a written statement that the Design/Builder knows of no substantial reason that the insurance will not be renewable to cover the period required by the Contract Documents; (4) consent of surety, if any, to final payment; and (5) if required by the Owner, other data establishing payment or satisfaction of obligations, such as receipts, releases and waivers of liens, claims, security interests or encumbrances arising, out of the, Contract, to the extent and in such form as may be designated by the Owner. If a contractor or other person or entity entitled to assert a lien against the Owner's property refuses to furnish a release or waiver required by the Owner, the Design/Builder may furnish a bond satisfactory to the Owner to indemnify the Owner against such lien. If such lien remains unsatisfied after payments are made, the Design/Builder shall indemnify the Owner for all loss and cost, including reasonable attorneys' fees incurred as a result of such lien.

5.2.2    When the Work has been completed and the contract fully performed, the Design/Builder shall submit a final application for payment to the Owner, who shall make final payment within 30 days of receipt.

5.2.3    The making of final payment shall constitute a waiver of claims by the Owner except those arising from:

  .1
  liens, claims, security interests or encumbrances arising out of the Contract and unsettled;

  .2
  failure of the Work to comply with the requirements of the Contract Documents; or

  .3
  terms of special warranties required by the Contract Documents.

5.2.4    Acceptance of final payment shall constitute a waiver of all claims by the Design/Builder except those previously made in writing and identified by the Design/Builder as unsettled at the time of final Application for Payment.

5.3   INTEREST PAYMENTS

5.3.1    Payments due the Design/Builder under this Part 2 Agreement which are not paid when due shall bear interest from the date due at the rate specified in Article 13 or in the absence of a specified rate, at the legal rate prevailing where the Project is located.

ARTICLE 6
PROTECTION OF PERSONS AND
PROPERTY

6.1    The Design/Builder shall be responsible for initiating, maintaining and providing supervision of all safety precautions and programs in connection with the performance of this Part 2 Agreement.

6.2    The Design/Builder shall take reasonable precautions for the safety of, and shall provide reasonable protection to prevent damage, injury or loss to: (1) employees on the Work and other persons who may be affected thereby; (2) the Work and materials and equipment to be incorporated therein, whether in storage on or off the site, under care, custody, or control of the Design/Builder or the Design/Builder's contractors; and (3) other property at or adjacent thereto, such as trees, shrubs, lawns, walks, pavements, roadways, structures and utilities not designated for removal relocation or replacement in the course of construction.

6.3    The Design/Builder shall give notices and comply with applicable laws, ordinances, rules, regulations and lawful orders of public authorities bearing on the safety of persons or property or their protection from damage, injury or loss.

6.4    The Design/Builder shall promptly remedy damage and loss (other than damage or loss insured under property insurance provided or required by the Contract Documents) to property at the site caused in whole or in part by the Design/Builder, a contractor of the Design/Builder or anyone directly or indirectly employed by any of them, or by anyone for whose acts they may be liable.

ARTICLE 7
INSURANCE AND BONDS

7.1   DESIGN/BUILDER'S LIABILITY INSURANCE

7.1.1    The Design/Builder shall purchase from and maintain, in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located, such insurance as will protect the Design/Builder from claims set forth below which may arise out of or result from operations under this Part 2 Agreement by the Design/Builder or by a contractor of the Design/Builder, or by anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable:

  .1
  claims under workers' compensation, disability benefit and other similar employee benefit laws that are applicable to the Work to be performed;

  .2
  claims for damages because of bodily injury, occupational sickness or disease, or death of the Design/Builder's employees;

  .3
  claims for damages because of bodily injury, sickness or disease, or death of persons other than the Design/Builder's employees;

  .4
  claims for damages covered by usual personal injury liability coverage which are sustained (t) by a person as a result of an offense directly or indirectly related to employment of such person by the Design/Builder or (2) by another person;

  .5
  claims for damages; other than to the Work itself, because of injury to or destruction of tangible property, including loss of use resulting therefrom;

  .6
  claims for damages because of bodily injury, death of a person or property damage arising out of ownership, maintenance or use of a motor vehicle; and

  .7
  claims involving contractual liability insurance applicable to the Design/Builder's obligations under Paragraph 11.5.

7.1.2    The insurance required by Subparagraph 7.1.1 shall be written for not less than limits of liability specified in this Part 2 Agreement or required by law, whichever coverage is greater. Coverages, whether written on an occurrence or claims-made basis, shall be maintained without interruption from date of commencement of the Work until date of final payment and termination of any coverage required to be maintained after final payment.

7.1.3    Certificates of Insurance acceptable to the Owner shall be delivered to the Owner immediately after execution of this Part 2 Agreement. These Certificates and the insurance policies required by this Paragraph 7.1 shall contain a provision that coverages afforded under the policies will not be canceled or allowed to expire until at least 30 days' prior written notice has been given to the Owner. If any of the foregoing insurance coverages are required to remain in force after final payment, an additional certificate evidencing continuation of such coverage shall be submitted with the application for final payment. Information concerning reduction of coverage shall be furnished by the Design/Builder with reasonable promptness in accordance with the Design/Builder's information and belief.

7.2   OWNER'S LIABILITY INSURANCE

7.2.1    The Owner shall be responsible for purchasing and maintaining the Owner's usual liability insurance. Optionally, the Owner may purchase and maintain other insurance for self-protection against claims which may arise from operations under this Part 2 Agreement. The Design/Builder shall not be responsible for purchasing and maintaining this optional Owner's liability insurance unless specifically required by the Contract Documents.

7.3   PROPERTY INSURANCE

7.3.1    Unless otherwise provided under this Part 2 Agreement, the Owner shall purchase and maintain, in a company or companies authorized to do business in the jurisdiction in which the principal improvements are to be located, property insurance upon the Work to the full insurable value thereof on a replacement cost basis without optional deductibles. Such property insurance shall be maintained, unless otherwise provided in the Contract Documents or otherwise agreed in writing by all persons and entities who are beneficiaries of such insurance, until final payment has been made or until no person or entity other than the Owner has an insurable interest in the property required by this Paragraph 7.3 to be insured, whichever is earlier. This insurance shall include interests of the Owner, the Design/Builder, and their respective contractors and subcontractors in the Work. The Contractor will purchase and maintain Builder's Risk Insurance covering the cost of the new work only.

7.3.2    Property insurance shall be on an all-risk policy form and shall insure against the perils of fire and extended coverage and physical loss or damage including, without duplication of coverage, theft, vandalism, malicious mischief, collapse, falsework, temporary buildings and debris removal including demolition occasioned by enforcement of any applicable legal requirements, and shall cover reasonable compensation for the services and expenses of the Design/Builder's Architect and other professionals required as a result of such insured loss. Coverage for other perils shall not be required unless otherwise provided in the Contract Documents.

7.3.3    If the Owner does not intend to purchase such property insurance required by this Part 2 Agreement and with all of the coverages in the amount described above, the Owner shall so inform the Design/Builder prior to commencement of the construction. The Design/Builder may then effect insurance which will protect the interests of the Design/Builder and the Design/Builder's contractors in the construction, and by appropriate Change Order the cost thereof shall be charged to the Owner. If the Design/Builder is damaged by the failure or neglect of the Owner to purchase or maintain insurance as described above, then the Owner shall bear all reasonable costs properly attributable thereto.

7.3.4    Unless otherwise provided, the Owner shall purchase and maintain such boiler and machinery insurance required by this Part 2 Agreement or by law, which shall specifically cover such insured objects during installation and until final acceptance by the Owner. This insurance shall include interests of the Owner, the Design/Builder, the Design/Builder's contractors and subcontractors in the Work, and the Design/Builder's Architect and other design professionals. The Owner and the Design/Builder shall be named insureds.

7.3.5    A loss insured under the Owner's property insurance shall be adjusted by the Owner as fiduciary and made payable to the Owner as fiduciary for the insureds, as their interests may appear, subject to requirements of any applicable mortgagee clause and of Subparagraph 7.3.10. The Design/Builder shall pay contractors their shares of insurance proceeds received by the Design/Builder, and by appropriate agreement, written where legally required for validity, shall require contractors to make payments to their subcontractors in similar manner.

7.3.6    Before an exposure to loss may occur, the Owner shall file with the Design/Builder a copy of each policy that includes insurance coverages required by this Paragraph 7.3. Each policy shall contain all generally applicable conditions, definitions, exclusions and endorsements related to this Project. Each policy shall contain a provision that the policy will not be canceled or allowed to expire until at least 30 days' prior written notice has been given to the Design/Builder.

7.3.7    If the Design/Builder requests in writing that insurance for risks other than those described herein or for other special hazards be included in the property insurance policy, the Owner shall, if possible, obtain such insurance, and the cost thereof shall be charged to the Design/Builder by appropriate Change Order.

7.3.8    The Owner and the Design/Builder waive all rights against each other and the Architect and other design professionals, contractors, subcontractors; agents and employees, each of the other for damages caused by fire or other perils to the extent covered by property insurance obtained pursuant to this Paragraph 7.3 or other property insurance applicable to the Work, except such rights as they may have to proceeds of such insurance held by the Owner as trustee. The Owner or Design/Builder, as appropriate, shall require from contractors and subcontractors by appropriate agreements, written where legally required for validity, similar waivers each in favor of other parties enumerated in this Paragraph 7.3. The policies shall provide such waivers of subrogation by endorsement or otherwise. A waiver of subrogation shall be effective as to a person or entity even though that person or entity would otherwise have a duty of indemnification, contractual or otherwise, did not pay the insurance premium directly or indirectly, and whether or not the person or entity had an insurable interest in the property damaged.

7.3.9    If required in writing by a party in interest, the Owner as trustee shall, upon occurrence of an insured loss, give bond for proper performance of the Owner's duties. The cost of required bonds shall be charged against proceeds received as fiduciary. The Owner shall deposit in a separate account proceeds so received, which the Owner shall distribute in accordance with such agreement as the parties in interest may reach, or in accordance with an arbitration award in which case the procedure shall be as provided in Article 10. If after such loss no other special agreement is made, replacement of damaged Work shall be covered by appropriate Change Order.

7.3.10    The Owner as trustee shall have power to adjust and settle a loss with insurers unless one of the parties in interest shall object in writing, within five (5) days after occurrence of loss to the Owner's exercise of this power; if such objection be made, the parties.shall enter into dispute resolution under procedures provided in Article 10. If distribution of insurance proceeds by arbitration is required, the arbitrators will direct such distribution.

7.3.11    Partial occupancy or use prior to Substantial Completion shall not commence until the insurance company or companies, providing property insurance have consented to such partial occupancy or use by endorsement or otherwise. The Owner and the Design/Builder shall take reasonable steps to obtain consent of the insurance company or companies and shall not, without mutual written consent, take any action with respect to partial occupancy or use that would cause cancellation, lapse or reduction of coverage.

7.4   LOSS OF USE INSURANCE

7.4.1    The Owner, at the Owner's option, may purchase and maintain such insurance as will insure the Owner against loss of use of the Owner's property due to fire or other hazards, however caused. The Owner waives all rights of action against the Design/Builder for loss of use of the Owner's property, including consequential losses due to fire or other hazards, however caused.

ARTICLE 8
CHANGES IN THE WORK

8.1   CHANGES

8.1.1    Changes in the Work may be accomplished after execution of this Part 2 Agreement, without invalidating this Part 2 Agreement, by Change Order, Construction Change Directive, or order for a minor change in the Work, subject to the limitations stated in the Contract Documents.

8.1.2    A Change Order shall be based upon agreement between the Owner and the Design/Builder; a Construction Change Directive may be issued by the Owner without the agreement of the Design/Builder, an order for a minor change in the Work may be issued by the Design/Builder alone.

8.1.3    Changes in the Work shall be performed under applicable provisions of the Contract Documents, and the Design/Builder shall proceed promptly, unless otherwise provided in the Change Order, Construction Change Directive, or order for a minor change in the Work.

8.1.4    If unit prices are stated in the Contract Documents or subsequently agreed upon, and if quantities originally contemplated are so changed in a proposed Change Order or Construction Change Directive that application of such unit prices to quantities of Work proposed will cause substantial inequity to the Owner or the Design/Builder, the applicable unit prices shall be equitably adjusted.

8.2   CHANGE ORDERS

8.2.1    A Change Order is a written instrument prepared by the Design/Builder and signed by the Owner and the Design/Builder, stating their agreement upon all of the following:

  .1
  a change in the Work;

  .2
  the amount of the adjustment, if any, in the Contract Sum; and

  .3
  the extent of the adjustment, if any, in the Contract Time.

        Change order proposals must be submitted with sufficient data, quantities and cost breakdown to provide the owner the opportunity for reasonable analysis.

Subcontractors are limited to 15% for overhead and profit above actual costs.

Contractor is limited to 5% for overhead and profit on the total cost of subcontracted work.

8.2.2    If the Owner requests a proposal for a change in the Work from the Design/Builder and subsequently elects not to proceed with the change, a Change Order shall be issued to reimburse the Design/Builder for any costs incurred for estimating services, design services or preparation of proposed revisions to the Contract Documents.

8.3   CONSTRUCTION CHANGE DIRECTIVES

8.3.1    A Construction Change Directive is a written order prepared and signed by the Owner, directing a change in the Work prior to agreement on adjustment, if any, in the Contract Sum or Contract Time, or both

8.3.2    Except as otherwise agreed by the Owner and the Design/Builder, the adjustment to the Contract Sum shall be determined on the basis of reasonable expenditures and savings of those performing the Work attributable to the change, including the expenditures for design services and revisions to the Contract Documents. In case of an increase in the Contract Sum, the cost shall include a reasonable allowance for overhead and profit. In such case, the Design/Builder shall keep and present an itemized accounting together with appropriate supporting data for inclusion in a Change Order.

Unless otherwise provided in the Contract Documents, costs for these purposes shall be limited to the following:

  .1
  costs of labor, including social security, old age and unemployment insurance, fringe benefits required by agreement or custom, and workers' compensation insurance;

  .2
  costs of materials, supplies and equipment, including cost of transportation, whether incorporated or consumed;

  .3
  rental costs of machinery and equipment exclusive of hand tools, whether rented from the Design/Builder or others;

  .4
  costs of premiums for all bonds and insurance permit fees, and sales, use or similar taxes;

  .5
  additional costs of supervision and field office personnel directly attributable to the change; and fees paid to the Architect, engineers and other professionals.

8.3.3    Pending final determination of cost to the Owner, amounts not in dispute may be included in Applications for Payment. The amount of credit to "be allowed by the Design/Builder to the Owner for deletion or change which results in a net decrease in the Contract Sum will be actual net cost. When both additions and credits covering related Work or substitutions are involved in a change, the allowance for overhead and profit shall be figured on the basis of the net increase, if any, with respect to that change.

8.3.4    When the Owner and the Design/Builder agree upon the adjustments in the Contract Sum and Contract Time, such agreement shall be effective immediately and shall be recorded by preparation and execution of an appropriate Change Order. The Contractor shall not proceed with any proposed change order until they have received written authorization from the owner.

8.4   MINOR CHANGES IN THE WORK

8.4.1    The-Design/Builder shall have authority to make minor changes in the Construction Documents and construction consistent with the intent of the Contract Documents when such minor changes do not involve adjustment in the Contract Sum or extension of the Contract Time. The Design/Builder shall promptly inform the Owner, in writing, of minor changes in the Construction Documents and construction.

8.5   CONCEALED CONDITIONS

8.5.1    If conditions are encountered at the site which are (i) subsurface or otherwise concealed physical conditions which differ materially from those indicated in the Contract Documents, or (2) unknown physical conditions of an unusual nature which differ materially from those ordinarily found to exist and generally recognized as inherent in construction activities of the character provided for in the Contract Documents, then notice by the observing party shall be given to the other party promptly before conditions are disturbed and in no event later than 21 days after first observance of the conditions. The Contract Sum shall be equitably adjusted for such concealed or unknown conditions by Change Order upon claim by either party made within 21 days after the claimant becomes aware of the conditions.

8.6   REGULATORY CHANGES

8.6.1    The Design/Builder shall be compensated for changes in the construction necessitated by the enactment or revisions of codes, laws or regulations subsequent to the submission of the Design/Builder's Proposal.

ARTICLE 9
CORRECTION OF WORK

9.1    The Design/Builder shall promptly correct Work rejected by the Owner or known by the Design/Builder to be defective or failing to conform to the requirements of the Contract Documents, whether observed before or after Substantial Completion and whether or not fabricated, installed or complete. The Design/Builder shall bear costs of correcting such rejected Work, including additional testing and inspections.

9.2    If, within one (i) year after the date of Substantial Completion of the Work or, after the date for commencement of warranties established in a written agreement between the, Owner and the Design/Builder, or by terms of an applicable special warranty required by the Contract Documents, any of the Work is found to be not in accordance with the requirements of the Contract Documents, the Design/Builder shall correct it promptly after receipt of a written notice from the Owner to do so unless the Owner has previously given the Design/Builder a written acceptance of such condition.

9.3    Nothing contained in this Article 9 shall be construed to establish a period of limitation with respect to other obligations which the Design/Builder might.have under the Contract Documents. Establishment of the time period of one (1) year as described in Subparagraph 9.2 relates only to the specific obligation of the Design/Builder to correct the Work, and has no relationship to the time within which the obligation to comply with the Contract Documents may be sought to be enforced, nor to the time within which proceedings may be commenced to establish the Design/Builder's liability with respect to the Design/Builder's obligations other than specifically to correct the Work.

9.4    If the Design/Builder fails to correct nonconforming Work as required or fails to carry out Work in accordance with the Contract Documents, the Owner, by written order signed personally or by an agent specifically so empowered by the Owner in writing, may order the Design/Builder to stop the Work, or any portion thereof, until the cause for such order has been eliminated; however, the Owner's right to stop the Work shall not give rise to a duty on the part of the Owner to exercise the right for benefit of the Design/Builder or other persons or entities.

9.5    If the Design/Builder defaults or neglects to carry out the Work in accordance with the Contract Documents and fails within seven (7) days after receipt of written notice from the Owner to commence and continue correction of such default or neglect with diligence and promptness, the Owner may give a second written notice to the Design/Builder and, seven (7) days following receipt by the Design/Builder of that second written notice and without prejudice to other remedies the Owner may have, correct such deficiencies. In such case an appropriate Change Order shall be issued deducting from payments then or thereafter due the Design/Builder, the costs of correcting such deficiencies. If the payments then or thereafter due the Design/Builder are not sufficient to cover the amount of the deduction, the Design/Builder shall pay the difference to the Owner. Such action by the Owner shall be subject to dispute resolution procedures as provided in Article 10.

ARTICLE 10
DISPUTE RESOLUTION—
MEDIATION AND ARBITRATION

10.1    Claims, disputes or other matters in question between the parties to this Part 2 Agreement arising out of or relating to this Part 2 Agreement or breach thereof shall be subject to and decided by mediation or arbitration. Such mediation or arbitration shall be conducted in accordance with the Construction Industry Mediation or Arbitration Rules of the American Arbitration Association currently in effect.

10.2    In addition to and prior to arbitration, the parties shall endeavor to settle disputes by mediation. Demand for mediation shall be filed in writing with the other party to this Part 2 Agreement and with the American Arbitration Association. A demand for mediation shall be made within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall the demand for mediation be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of repose or limitations.

10.3    Demand for arbitration shall be filed in writing with the other party to this Part 2 Agreement and with the American Arbitration Association. A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of repose or limitations.

10.4    An arbitration pursuant to this Article may be joined with an arbitration involving common issues of law or fact between the Design/Builder and any person or entity with whom the Design/Builder has a contractual obligation to arbitrate disputes. No other arbitration arising out of or relating to this Part 2 Agreement shall include, by consolidation, joinder or in any other manner, an additional person or entity not a party to this Part 2 Agreement or not a party to an agreement with the Design/Builder, except by written consent containing a specific reference to this Part 2 Agreement signed by the Owner, the Design/Builder and any other person or entities sought to be joined. Consent to arbitration involving an additional person or entity shall not constitute consent to arbitration of any claim, dispute or other matter in question not described in the written consent or with a person or entity not named or described therein. The foregoing agreement to arbitrate and other agreements to arbitrate with an additional person or entity duly consented to by the parties to this Part 2 Agreement shall be specifically enforceable in accordance with applicable law in any court having jurisdiction thereof.

10.5    The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

ARTICLE 11
MISCELLANEOUS PROVISIONS

11.1    Unless otherwise provided, this Part 2 Agreement shall be governed by the law of the place where the Project is located.

11.2     SUBCONTRACTS

11.2.1    The Design/Builder, as soon as practicable after execution of this Part 2 Agreement, shall furnish to the Owner in writing the names of the persons or entities the Design/Builder will engage as contractors for the Project

11.3     WORK BY OWNER OR OWNER'S CONTRACTORS

11.3.1    The Owner reserves the right to perform construction or operations related to the Project with the Owner's own forces, and to award separate contracts in connection with other portions of the Project or other construction or operations on the site under conditions of insurance and waiver of subrogation identical to the provisions of this Part 2 Agreement. If the Design/Builder claims that delay or additional cost is involved because of such action by the Owner, the Design/Builder shall assert such claims as provided in Subparagraph 11.4.

11.3.2    The Design/Builder shall afford the Owner's separate contractors reasonable opportunity for introduction and storage of their materials and equipment and performance of their activities and shall connect and coordinate the Design/Builder's construction and operations with theirs as required by the Contract Documents.

11.3.3    Costs caused by delays or by improperly timed activities or defective construction shall be borne by the party responsible therefor.

11.4     CLAIMS FOR DAMAGES

11.4.1    If either party to this Part 2 Agreement suffers injury or damage to person or property because of an act or omission of the other party, of any of the other party's employees or agents, or of others for whose acts such party is legally liable, written notice of such injury or damage, whether or not insured, shall be given to the other party within a reasonable time not exceeding 21 days after first observance. The notice shall provide sufficient detail to enable the other party to investigate the matter. If a claim of additional cost or time related to this claim is to be asserted, it shall be filed in writing.

11.5     INDEMNIFICATION

11.5.1    To the fullest extent permitted by law, the Design/Builder shall indemnify and hold harmless the Owner, Owner's consultants, and agents and employees of any of them from and against claims, damages, losses and expenses, including but not limited to attorneys' fees, arising out of or resulting from performance of the Work, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself) including loss of use resulting therefrom, but only to the extent caused in whole or in part by negligent acts or omissions of the Design/Builder, anyone directly or indirectly employed by the Design/Builder or anyone for whose acts the Design/Builder may be liable, regardless of whether or not such claim, damage, loss or expense is caused in part by a party indemnified hereunder. Such obligation shall, not be construed to negate, abridge, or reduce other rights or obligations of indemnity which would otherwise exist as to a party or person described in this Paragraph 11.5.

11.5.2    In claims against any person or entity indemnified under this Paragraph 11.5 by an employee of the Design/Builder, anyone directly or indirectly employed by the Design/Builder or anyone for whose acts the Design/Builder may be liable, the indemnification obligation under this Paragraph 11.5 shall not be limited by a limitation on amount or type of damages, compensation or benefits payable by or for the Design/Builder under workers' compensation acts, disability benefit acts or other employee benefit acts.

11.6     SUCCESSORS AND ASSIGNS

11.6.1    The Owner and Design/Builder, respectively, bind themselves, their partners, successors, assigns and legal representatives to the other party to this Part 2 Agreement and to the partners, successors and assigns of such other party with respect to all covenants of this Part 2 Agreement. Neither the Owner nor the Design/Builder shall assign this Part 2 Agreement without the written consent of the other. The Owner may assign this Part 2 Agreement to any institutional lender providing construction financing, and the Design/Builder agrees to execute all consents reasonably required to facilitate such an assignment. If either party makes such an assignment, that party shall nevertheless remain legally responsible for all obligations under this Part 2 Agreement, unless otherwise agreed la, the other party.

11.7     TERMINATION OF PROFESSIONAL DESIGN SERVICES

11.7.1    Prior termination of the services of the Architect or any other design professional designated in this Part 2 Agreement, the Design/Builder shall identify to the Owner in writing another architect or other design Professional with respect to whom the Owner has no reasonable objection, who will provide the services originally to have been provided by the Architect or other design professional whose services are being terminated.

11.8     EXTENT OF AGREEMENT

11.8.1    This Part 2 Agreement represents the entire agreement between the Owner and the Design/Builder and supersedes prior negotiations, representations or agreements, either written or oral. This, Part 2 Agreement may be amended only by written instrument, and signed by both the Owner and the Design/Builder.

ARTICLE 12
TERMINATION OF THE AGREEMENT

12.1     TERMINATION BY THE OWNER

12.1.1    This Part 2 Agreement may be terminated by the Owner upon 14 days' written notice to the Design/Builder in the event that the Project is abandoned. If such termination occurs, the Owner shall pay the Design/Builder for Work completed and for proven loss sustained upon materials, equipment, tools, and construction equipment and machinery, including reasonable profit and applicable damages.

12.1.2    If the Design/Builder defaults or persistently fails or neglects to carry out the Work in accordance with the Contract Documents or fails to perform the provisions of this Part 2 Agreement, the Owner may give written notice that the Owner intends to terminate this Part 2 Agreement. If the Design/Builder fails to correct the defaults, failure or neglect within seven (7) days after being given notice, the Owner may then give a second written notice and, after an additional seven (7) days, the Owner may without prejudice to any other remedy terminate the employment of the Design/Builder and take possession of the site and of all materials, equipment, tools and construction equipment and machinery thereon owned by the Design/Builder and finish the Work by whatever method the Owner may deem expedient. If the unpaid balance of the Contract Sum exceeds the expense of finishing the Work and all damages incurred by the Owner, such excess shall be paid to the Design/Builder. If the expense of completing the Work and all damages incurred by the Owner exceeds the unpaid balance, the Design/Builder shall pay the difference to the Owner. This obligation for payment shall survive termination of this Part 2 Agreement.

12.2     TERMINATION BY THE DESIGN/BUILDER

12.2.1    If the Owner fails to make payment when due, the Design/Builder may give written notice of the Design/Builder's intention to terminate this Part 2 Agreement. If the Design/Builder fails to receive payment within seven (7) days after receipt of such notice by the Owner, the Design/Builder may give a second written notice and, seven (7) days after receipt of such second written notice by the Owner may terminate this Part 2 Agreement and recover from the Owner payment for Work executed and for proven losses sustained upon materials, equipment, tools, and construction equipment and machinery, including reasonable profit and applicable damages.

ARTICLE 13
BASIS OF COMPENSATION

The Owner shall compensate the Design/Builder in accordance with Article 5, Payments, and the other provisions of this Part 2 Agreement as described below.

13.1     COMPENSATION

13.1.1    For the Design/Builder's performance of the Work, as described in Paragraph 3.2 and including any other services listed in Article 14 as part of Basic Services, the Owner shall pay the Design/Builder in current funds the Contract Sum as follows:

Cost Plus a Fee with a GMP of $1.011.325.

Target Cost of Work:	$878.474
Fixed Fee:	$45.000;
Contingency:	$87.851

Upon completion of the subcontract procurement period, ExsiI and Brycon will review the remaining contingency and will mutually determine an acceptable level of contingency to remain within the Contract Price. The balance of the original contingency if any, will be returned to Exsil via a deductive change order. All contingency expenditures must be mutually approved in writing by Brycon and Exsil prior to commitment of any contingency monies. All unused contingency will be returned to Exsil by deductive change order and will not be calculated into the shared savings Incentive.

Hourly rates as originally proposed:

Preconstruction	$46/HR
Project Manager	$46/HR
Superintendent	$46/HR
Project Engineer	$40/HR
Administrator	$22/HR
Brycon Skilled Labor	$35/HR

Cost Savings Incentive: Any savings below the target cost of $878,474 shall be shared 30% with Brycon Construction up to an additional maximum amount of $25,000. A total fee $70,000 is possible under this cost savings agreement. Any savings from the contingency will not be part of the shared savings.

Scope of work is described in the attached Exhibit "A" Construction Estimate dated June 18, 2002 and Exhibit "B" Qualifications and Clarifications dated June 18, 2002

13.1.2    For Additional Services, as described in Paragraph 3.3 and including any other services listed in Article 14 as Additional Services, compensation shall be as follows:

Total Cost of the Work Plus 8%. Cost of the work includes design services, all direct costs, general conditions insurances and taxes.

13.2     REIMBURSABLE EXPENSES

13.2.1    Reimbursable Expenses are in addition to the compensation for Basic and Additional Services, and include actual expenditures made by the Design/Builder and the Design/Builder's employees and contractors in the interest of the Project, as follows:

Included in the GM

13.2.2    FOR REIMBURSABLE EXPENSES, compensation shall be a multiple of N/A (    ) times the amounts expended.

13.3     INTEREST PAYMENTS

13.3.1    The rate of interest for past due payments shall be as follows:

1 1/2% per month

(Usury laws and requirements under the Federal Truth in Lending Act, similar state and local consumer credit laws and other regulations at the Owner's and Design/Builder's principal places of business, at the location of the Project and elsewhere may affect the validity of this provision. Specific legal advice should be obtained with respect to deletion, modification or other requirements, such as written disclosures or waivers.)

ARTICLE 14
OTHER CONDITIONS AND SERVICES.

14.1    The Basic Services to be performed shall be commenced on May 2, 2002 and, subject to authorized adjustments and to delays not caused by the Design/Builder, Substantial Completion shall be achieved in the Contract Time of Two Hundred and Thirty Four Days (234) calendar days. Five hundred dollars per day liquidated damages for everyday substantial completion is not met beyond 249 calendar days. Liquidated damages will not be assessed for any delay days caused by a third party.

14.2    The Basic Services beyond those described in Article 3 are as follows:

14.3    Additional Services beyond those described in Article 3 are as follows:

14.4    The Design/Builder shall submit an Application for Payment on the Twenty Fifth (25th) day of each month.

14.5    The Design/Builder's Proposal includes the following documents:

(List the documents by specific title and date; include any required performance and payment bonds.)

This Agreement entered into as of the day and year first written above.

Title	Date

/s/ JERRY WINTERS OWNER (Signature)	/s/ JIM MICHAELS DESIGN/BUILDER (Signature)
Jerry Winters, Vice President of Operations (Printed name and title)	Jim Michaels, Operations Manager (Printed name and title)

			Date Time Estimator Estimate # Revision # Submitted:	06/25/02 08:40:04 J. Michaels rev 003
BRYCON CORPORATION Phoenix, Arizona Construction Cost Estimate EXHIBIT "A" Dated June 18, 2002
Project: Location: Bldg. Sq. Ft.: Site Area	Exsil Prescott, AZ 8,000 sf 1 ac		Bid Closing Ntp Start Compl Duration	4:00 PM 234 days 33 weeks 8 months

BRYCON CORPORATION
Phoenix, Arizona

ESTIMATE SUMMARY

	Estimate # Project Location Building Area	Exsil Prescott, Az 8,000	Revision:	rev 003				Date Time Estimator	06/25/02 08:40:13 J.Michaels
DIV	DESCRIPTION	% TOTAL BID	UNIT COST BLDNG. AREA	TOTAL MANHOURS	LABOR COST TOTAL	MATERIAL COST	SUBCONTRACT COST	TOTAL	COMMENTS
2	SITEWORK	4.44%	5.62	114	4,002	0	40,950	44,952
3	CONCRETE AND PLACING	5.62%	7.10	0	0		56,837	56,837
3	CEM FINISH/CONC SPEC	0.00%	0.00	0	0	0	0	0
4	MASONRY	9.95%	12.58	0	0	0	100,624	100,624
5	METALS	6.83%	8.63	0	0	9,375	59,700	69,075
6	WOOD AND PLASTICS	1.29%	1.63	120	4,200	8,800	0	13,000
7	THERM/MOIST PROTECT	4.43%	5.60	0	0		44,820	44,820
8	DOORS & WINDOWS	1.04%	1.32	91	3,185	5,125	2,250	10,560
9	FINISHES	2.68%	3.39	80	2,800	400	23,946	27,146
10	SPECIALTIES	0.12%	0.16	0	0	0	1,250	1,250
11	BUILDING EQUIPMENT	0.23%	0.29	10	0		2,000	2,350
12	FURNISHINGS	0.00%	0.00	0	0		0	0
13	SPECIAL CONSTRUCTION	3.47%	4.39	245	8,584	23,500	3,050	35,134
14	CONVEYING SYSTEMS	0.00%	0.00	0	0		0	0
15	MECHANICAL	10.75%	13.59	0	0	0	108,682	108,682
16	ELECTRICAL	8.37%	10.58	0	0	0	84,668	84,668
0	DESIGN/PERMITTING	10.66%	13.48	0	0	8,250	99,588	107,838
	TOTAL DIRECT COST	69.90%	88.37	661	23,121	55,450	628,364	706,935
1	PROJECT STAFF	8.31%	10.50	1,924	84,016	0	0	84,016
1	CONSTRUCTION EQUIPMENT	1.23%	1.55	0	0	12,403	0	12,403
1	PROJECT OVERHEAD	1.88%	2.38	40	1,400	17,625	0	19,025
	TOTAL GENERAL CONDITIONS	11.42%	14.43	1,964	85,416	30,028	0	115,441	15,190
									PER MONTH
	TAXES/INSURANCE	5.55%	7.01			56,095		56,095
	TOTAL COST	86.86%	109.81	2,625	108,537	141,572	628,364	878,473
	CONTINGENCY	8.69%	10.98					87,847	0.100
	FEE	4.45%	5.63					45,004	0.051
	TOTAL BID	100.00%	126.42					1,011,325

BRYCON CORPORATION
Phoenix, Arizona

ESTIMATE DETAIL

Estimate # Project Location Building Area	Exsil Prescott, Az 8,000				Revision: rev 003						Date Time Estimator	06/25/02 08:40:13 J.Michaels
				LABOR HOURS		LABOR COST		MATERIAL COST		SUBTRADE COST
												TOTAL DIRECT COST
S/H#	DESCRIPTION	CITY	U/M	UNIT	TOTAL	RATE	TOTAL	UNIT	TOTAL	UNIT	TOTAL
	SITEWORK
H	SURVEY SERVICES—L/D	32	HRS	0.00	0	0.00	0	0.00	0	95.00	3,040	3,040
H	SURVEY SERVICES—W/H	68	HRS	000	0	0.00	0	0.00	0	95.00	6,460	6,460
											700
H	TEMP FENCING	350	LF	0.00	0	0.00	0	0.00	0	2.00	700
H	DEMOLITION—Interior
H	Walls	34	LF	1.00	34	35.00	1,190	0.00	0	0.00	0	1,190
H	Remove Doors—By Owner	2	EA	0.00	0	35.00	0	0.00	0	0.00	0	0
H	Remove Ceiling—By Owner	25	SF	0.00	0	35.00	0	0.00	0	0.00	0	0
H	Remove Chain link Fence—By Owner	90	LF	0.00	0	35.00	0	0.00	0	0.00	0	0
H	DEMOLITION—Warehouse
H	Roof at Tie In	103	LF	0.45	46	35.00	1,622	0.00	0	0,00	0	1,622
H	Cut In Joists Pockets Existing Wall	17	EA	2.00	34	35.00	1,190	0.00	0	0.00	0	1,190
H	New Door Opening	1	EA	0.00	0	0.00	0	0.00	0	2500.00	2,500	2,500
H	Trash Enclosure/Asphalt Paving	1	EA	0.00		0.00		0.00	0	1,500.00	1,500	1,500
H	Ramp	I	EA	000	0	0.00	0	0.00	0	3000.00	3,000	3,000
H	Forklift Rental While Ramp is Demoed	4.0	MOS	0.00		0.00		0.00	0	1,000.00	4,000	4000
H	EARTHWORK
H	Excavate & Recompact—Not required	1277	CYS	0.00		0.00		0.00	0	0.00	0	0
H	Backfill at retaining Walls	575	CYS	0.00	0	0.00	0	0.00	0	20.00	11,500	11,500
H	Dust Control	1.5	MOS	0.00		0.00		0.00	0	800.00	1,200	1,200
H	ASPHALT PAVING	1600	SF	0.00	0.00	0.00	0	2.00	3,200	3,200
H	ASPHALT PATCHING AT TRENCH	300	SF	0.00	0.00	0.00	0	7.50	2,250	2,250
H	TERMITE CONTROL	8000	SF	0.00	0.00	0.00	0	0.20	1,600	1,600
											0
H	LANDSCAPING/IRRIGATION	1	LS	0.00	0.00	0.00	0	0.00	0
	TOTAL SITEWORK	1	LS		114		4,002		0		40,950	44,952
	CONCRETE AND PLACING
H	CONCRETE—Warehouse
H	Strip Footings	320	LF	0.00	0	0.00	0	0.00	0	18.00	5,760	5,760
H	Stem Walls	170	LF	0.00	0	0.00	0	0.00	0	0.00	0	0
H	Walls	150	LF	0.00	0	0.00	0	0.00	0	.0.00	0	0
H	Slab On Grade	8000	SF	0.00	0	0.00	0	0.00	0	2.75	22,000	22,000
H	Containment Area—Deleted	280	SF	0.00	0	0.00	0	0.00	0	0.00	0	0
H	Patch Slab a Relocated Mezz—By Owner	12	HRS	0.00	0	35.00	0	0.00	0	0.00	0	0
H	Rebuild Existing Ramp—Not Required	396	SF	0.00	0	0.00	0	0.00	0	0.00	0	0
H	Rebuild Existing Ramp Walls—Not Req	85	LF	0.00	0	0.00	0	0.00	0	0.00	0	0
H	Patch at Ramp Removal	400	SF	0.00	0	0.00	0	0.00	0.000	4.00	1,600	1,600
H	Reinforcing Steel	1	LS	0.00	0	0.00	0	0.00	0	6250.00	6,250	6,250
H	Concrete Infill at Exist Leveler—By Owner	50	SF	0.00	0	0.00	0	0.00	0	0.00	0	0
H	Seal Concrete—By Owner	8000	SF	0.00	0	0.00	0	0.00	0	0.00	0	0
H	CONCRETE—Loading Dock
H	Strip Footings	226	LF	0.00	0.00	0	0.00	0	18.00	4,068	4,068
H	Stem Walls	120	LF	0.00	0	0.00	0	0.00	0	65.00	7,800	7,800
H	Stairs	1	EA	0.00	0	0.00	0	0.00	0	2000.00	2,000	2,000
H	Slab On Grade	1767	SF	0.00	0	0.00	0	0.00	0	2.75	4,859	4,859
H	Concrete Paving	1600	SF	000	0	0.00	0	0.06	0	0.00	0	0
H	Reinforcing Steel	1	LS	0.00	0	0.00	0	0.00	0	2500.00	2,500	2,500
H	Seal Concrete—By Owner	3367	SF	0.00	0	0.00	0	0.00	0	0.00	0	0
TOTAL CONCRETE AND PLACING		I	LS				0		0		56,837	56,837
	CEM FINISH/CONC SPEC	0	LS	0.00	0	0.00	0	0.00	0	0.00	0	0
TOTAL CEM FINISH/CONC SPEC		1	LS		0		0		0			0
	MASONRY
H	MASONRY—SPLIT FACE W/INSULTN	8106	SF	0.00	0	0.00	0	0.00	0	8.75	70,928	70,928
H	MASONRY—STEMS/WALLS SOLID GR	1090	SF	0.00	0	0.00	0	0.00	0	9.00	9,810	9,810
H	MASONRY STEMS/WALLS SOLID GR	904	SF	0.00	0	0.00	0	0.00	0	9.00	8,136	8,136
H	REPAIRS AT JOISTS POCKETS	17	EA	0.00	0	0.00	0	0.00	0	250.00	4,250	4,250
H	BRACING AND SHORING	1	LS	0.00	0	0.00	0	0.00	0	2500.00	2,500	2,500
H	MASONRY REBAR	1	LS	0.00	0	0.00	0	0.00	0	5000.00	5,000	5,000

BRYCON CORPORATION
Phoenix, Arizona

ESTIMATE DETAIL

Estimate #		Revision: rev 003	Date	06/25/02
Project	Exsil		Time	08:40:17
Location	Prescott, Az		Estimator	J. Michaels
Building Ar	8,000
				LABOR HOURS		LABOR COST		MATERIAL COST		SUBTRADE COST
												TOTAL DIRECT COST
S/H#	DESCRIPTION	QTY	U/M	UNIT	TOTAL	RATE	TOTAL	UNIT	TOTAL	UNIT	TOTAL
TOTAL MASONRY		1	LS		0		0		0		100,624	100,624

	METALS
H	STEEL—Warehouse
H	Joists	8000	SF	0.00	0	0.00	0	0.00	0	3.00	24,000	24,000
H	Plates	50	EA	0.00	0	0.00	0	50.00	2,500	0.00	0	2,500
H	Angle	350	LF	0.00	0	0.00	0	10.00	3,500	0.00	0	3,500
H	Decking	8000	SF	0.00	0	0.00	0	0.00	0	1.50	12,000	12,000
H	Misc Steel	1	LS	0.00	0	0.00	0	0.00	0	3000.00	3,000	3,000
H	Reinstall Fence—By Owner	70	LF	0.00	0	35.00	0	0.00	0	0.00	0	0
H	Install New Fence	225	LF	0.00	0	0.00	0	15.00	3,375	0.00	0	3,375
H	Re & Re Existing Mezzanine—By Owner and shelves	0	EA	120.00	0	35.00	0	1200.00	0	0.00	0	0
H	STEEL—Loading Dock
H	Columns	4	EA	0.00	0	0.00	0	0.00	0	250.00	1,000	1,000
H	Canopy	1500	SF	0.00	0	0.00	0	0.00	0	7.50	11,250	11,250
H	Handrail	105	LF	0.00	0	0.00	0	0.00	0	60.00	6,300	6,300
H	Chainlink Fence	65	LF	0.00	0	0.00	0	0.00	0	10.00	650	650
H	Misc Steel	1	LS	0.00	0	0.00	0	0.00	0	1500.00	1,500	1,500

TOTAL METALS		1	LS		0		0		9,375		59,700	69,075

	WOOD AND PLASTICS
H	ROUGH CARPENTRY	8000	SF	0.02	120	35.00	4,200	1.10	8,800	0.00	0	13,000
H	MILLWORK/TRIM CARPENTRY	30	LF	0.00	0	0.00	0	0.00	0	0.00	0	0

TOTAL WOODS AND PLASTICS		1	LS		120		4,200		8,800		0	13,000

BRYCON CORPORATION
Phoenix, Arizona

ESTIMATE DETAIL

Estimate #		Revision: rev 003	Date	06/25/02
Project	Exsil		Time	08:40:17
Location	Prescott, Az		Estimator	J. Michaels
Building Ar	8,000
				LABOR HOURS		LABOR COST		MATERIAL COST		SUBTRADE COST
												TOTAL DIRECT COST
S/H#	DESCRIPTION	QTY	U/M	UNIT	TOTAL	RATE	TOTAL	UNIT	TOTAL	UNIT	TOTAL
	THERM/MOIST PROTECT
H	MEMBRANE AT CONTAINMNT—Deleted	454	SF	0.00	0	0.00	0	0.00	0	0.00	0	0
H	INSULATION	800	SF	0.00	0	0.00	0	0.00	0	0.50	400	400
H	BUILT-UP/MEMBRANE ROOFING	8000	SF	0.00	0	0.00	0	0.00	0	4.25	34,000	34,000
H	ROOF REPAIR AT TIE IN	160	LF	0.00	0	0.00	0	0.00	0	1,920	1,920	1,920
H	GSM	1	LS	0.00	0	0.00	0	0.00	0	1,500.00	1,500	1,500
H	Flashing And Downspouts w/Mech	1	LS	0.00	0	0.00	0	0.00	0	0.00	0	0
H	ROOF HATCHES	0	EA	0.00	0	0.00	0	0.00	0	0.00	0	0
H	SKYLIGHTS	0	EA	0.00	0	0.00	0	0.00	0	0.00	0	0
H	CAULKING/SEALANTS	1	LS	0.00	0	0.00	0	0.00	0	7000.00	7,000	7,000

TOTAL THERM/MOIST PROTECT		1	LS		0		0		0		44,820	44,820

	DOORS AND WINDOWS
	INTERIOR	1	EA	2.50	3	35.00	88	125.00	125	0.00	0	213
H	HM FRAMES	1	EA	2.00	2	35.00	70	175.00	175	0.00	0	245
H	DOORS	1	EA	4.00	4	35.00	140	750.00	750	0.00	0	890
H	HARDWARE	6	EA	0.50	3	35.00	105	0.00	0	0.00	0	105
H	HANDLE AND SORT	2	EA	8.00	16	35.00	560	0.00	0	0.00	0	560
H	RE-INSTALL EXISTING DOOR
H	WAREHOUSE	6	EA	2.50	15	35.00	525	125.00	750	0.00	0	1,275
H	HM FRAMES	7	EA	2.00	14	35.00	490	175.00	1,225	0.00	0	1,715
H	DOORS	7	EA	4.00	28	35.00	980	300.00	2,100	0.00	0	3,080
H	HARDWARE	13	EA	0.50	7	35.00	228	0.00	0	0.00	0	228
H	HANDLE AND SORT	1	EA	0.00	0	0.00	0	0.00	0	1500.00	1,500	1,500
H	OVERHEAD DOORS	1	LS	0.00	0	0.00	0	0.00	0	750.00	750	750
H	GLAZING

TOTAL DOORS AND WINDOWS		1	LS		91		3,185		5,125		2,250	10,560

FINISHES

BRYCON CORPORATION
Phoenix, Arizona

ESTIMATE DETAIL

Estimate #		Revision: rev 003	Date	06/25/02
Project	Exsil		Time	08:40:17
Location	Prescott, Az		Estimator	J. Michaels
Building Ar	8,000
				LABOR HOURS		LABOR COST		MATERIAL COST		SUBTRADE COST
												TOTAL DIRECT COST
S/H#	DESCRIPTION	QTY	U/M	UNIT	TOTAL	RATE	TOTAL	UNIT	TOTAL	UNIT	TOTAL
H	INTERIOR	800	SF	0.00	0	0.00	0	0.00	0	3.75	3,000	3,000
H	DRYWALL—OFFICES 80lf	624	SF	0.00	0	0.00	0	0.00	0	4.00	2,496	2,496
H	DRYWALL—EXIST 52lf	375	SF	0.00	0	0.00	0	0.00	0	5.00	1,875	1,875
H	DRYWALL CEILINGS—EXIST WH—By Owner	80	HRS	1.00	80	35.00	2,800	5.00	400	0.00	0	3,200
H	ACOUSTICAL RE & RE	151	LF	0.00	0	0.00	0	0.00	0	2.00	302	302
H	VINYL BASE	2500	SF	0.00	0	0.00	0	0.00	0	0.50	1,250	1,250
H	PAINTING

H	WAREHOUSE
H	DRYWALL WALLS 126lf—By Owner	1260	SF	0.00	0	0.00	0	0.00	0	3.25	4,095	4,095
H	DRYWALL CEILINGS—By Owner	1166	SF	0.00	0	0.00	0	0.00	0	4.00	4,664	4,664
H	ACOUSTICAL	1166	SF	0.00	0	0.00	0	0.00	0	1.50	1,749	1,749
H	VINYL BASE	253	LF	0.00	0	0.00	0	0.00	0	1.50	380	380
H	PAINTING—By Owner	6000	SF	0.00	0	0.00	0	0.00	0	0.50	3,000	3,000
H	EPOXY COATING	454	SF	0.00	0	0.00	0	0.00	0	2.50	1,135	1,135

H	GEN CLEANUP/DUMPSTERS—By Owner	0.0	MOS	20.00	0	12.00	0	412.50	0	0.00	0	0
H	FINAL CLEAN—By Owner	8000	SF	0.00	0	0.00	0	0.00	0	0.00	0	0

TOTAL FINISHES		1	LS		80		2,800		400		23,946	27,146

	SPECIALTIES
H	PRESSURE RELIEF PANELS	2	EA	0.00	0	0.00	0	0.00	0	0.00	0	0
H	BUILDING/ROOM SIGNAGE	1	LS	0.00	0	0.00	0	0.00	0	500.00	500	500
H	FIRE EXTINGUISHERS	10	EA	0.00	0	0.00	0	0.00	0	75.00	750	750

TOTAL SPECIALTIES		1	LS		0		0		0			1,250

	BUILDING EQUIPMENT
H	RELOCATE LOADING DCK BUMPERS	4	EA	2.50	10	35.00	350	0.00	0	0.00	0	350
H	RELOCATE EXISTING LEVELER	1	EA	0.00	0	0.00	0	0.00	0	1500.00	1,500	1,500
H	COVER FOR FUTURE LEVELER	1	EA	0.00	0	0.00	0	0.00	0	500.00	500	500
H	RELOCATE DUST COLLECTOR—By Owner	0	EA	0.00	0	35.00	0	200.00	0	0.00	0	0

BRYCON CORPORATION
Phoenix, Arizona

ESTIMATE DETAIL

Estimate #		Revision: rev 003	Date	06/25/02
Project	Exsil		Time	08:40:17
Location	Prescott, Az		Estimator	J. Michaels
Building Ar	8,000
				LABOR HOURS		LABOR COST		MATERIAL COST		SUBTRADE COST
												TOTAL DIRECT COST
S/H#	DESCRIPTION	QTY	U/M	UNIT	TOTAL	RATE	TOTAL	UNIT	TOTAL	UNIT	TOTAL
TOTAL BUILDING EQUIPMENT		1	LS		10		350		0		2,000	2,350

	FURNISHINGS

TOTAL FURNISHINGS		1	LS		0		0		0		0	0

	SPECIAL CONSTRUCTION
H	CLEANROOM
H	Temporary Wall	1	LS	16.00	16	35.00	560	200.00	200	0.00	0	760
H	Walls	60	LF	1.75	105	35.00	3,675	25.00	1,500	0.00	0	5,175
H	Ceiling/Support	225	SF	0.25	56	35.00	1,969	14.00	3,150	0.00	0	5,119
H	Filters—	14	EA	2.00	28	35.00	980	1200.00	16,800	0.00	0	17,780
H	Flooring	225	SF	0.00	0	0.00	0	0.00	0	8.00	1,800	1,800
H	Wipe Down—By Owner	0	HRS	1.00	0	35.00	0	0.00	0	0.00	0	0
H	Certification	1	LS	0.00	0	0.00	0	0.00	0	1000.00	1,000	1,000
H	Frames/Doors/Hardware	2	EA	8.00	16	35.00	560	800.00	1,600	0.00	0	2,160
H	Relocate Tool	1	EA	24.00	24	35.00	840	250.00	250	0.00	0	1,090
H	Glazing	1	LS	0.00	0	0.00	0	0.00	0	250.00	250	250

TOTAL SPECIAL CONSTRUCTION		1	LS		245		8,584		23,500		3,050	35,134

	CONVEYING SYSTEMS

TOTAL CONVEYING SYSTEMS		1	LS		0		0		0		0	0

	BUILDING MECHANICAL

BRYCON CORPORATION
Phoenix, Arizona

ESTIMATE DETAIL

Estimate #		Revision: rev 003	Date	06/25/02
Project	Exsil		Time	08:40:17
Location	Prescott, Az		Estimator	J. Michaels
Building Ar	8,000
				LABOR HOURS		LABOR COST		MATERIAL COST		SUBTRADE COST
												TOTAL DIRECT COST
S/H#	DESCRIPTION	QTY	U/M	UNIT	TOTAL	RATE	TOTAL	UNIT	TOTAL	UNIT	TOTAL
H	HVAC/PLUMBING	1	LS	0.00	0	0.00	0	0.00	0	122288.00	122,288	122,288
H	Deduct CR AHU	1	LS	0.00	0	0.00	0	0.00	0	-25000.00	(25,000)	(25,000)
H	Deduct Contingency	1	LS	0.00	0	0.00	0	0.00	0	-2565.00	(2,565)	(2,565)
H	Reduce Ductwork ans Diffusers	1	LS	0.00	0	0.00	0	0.00	0	2500.00	(2,500)	(2,500)
H	Reduce for alternate bidder	1	LS	0.00	0	0.00	0	0.00	0	-3500.00	(3,500)	(3,500)
H	PLUMBING	0	LS	0.00	0	0.00	0	0.00	0	0.00	0	0
H	FIRE PROTECTION	8000	SF	0.00	0	0.00	0	0.00	0	1.25	10,000	10,000
H	FIRE PROTECTION—IN RACK	3000	SF	0.00	0	0.00	0	0.00	0	1.75	5,250	5,250
H	FIRE PROTECTION—LOADING DOCK	1767	SF	0.00	0	0.00	0	0.00	0	1.25	2,209	2,209
H	Demo/Reinstall Fire Protection at Mexx	1	LS	0.00	0	0.00	0	0.00	0	2500.00	2,500	2,500

TOTAL BUILDING MECHANICAL			LS		0		0		0		108,682	108,682

	BUILDING ELECTRICAL
H	ELECTRICAL	1	LS	0.00	0	0.00	0	0.00	0	122668.00	122,668	122,668
H	Deduct for revisions	1	LS	0.00	0	0.00	0	0.00	0	-15000.00	(15,000)	(15,000)
H	Deduct Contingency	1	LS	0.00	0	0.00	0	0.00	0	-3000.00	(3,000)	(3,000)
H	Revise for alternate bidder	1	LS	0.00	0	0.00	0	0.00	0	-20000.00	(20,000)	(20,000)
H	CABLING	0	LS	0.00	0	0.00	0	0.00	0	0.00	0	0
H	SITE ELECTRICAL	0	LS	0.00	0	0.00	0	0.00	0	0.00	0	0
H	LIGHT POLE BASES	0	EA	0.00	0	0.00	0	0.00	0	0.00	0	0
H	PLY BACKBOARDS	0	LS	0.00	0	0.00	0	0.00	0	0.00	0	0

TOTAL BUILDING ELECTRICAL			LS		0		0		0		84,668	84,668

	DESIGN AND PERMITTING
H	PLAN CHECK FEES	1	LS	0.00	0	0.00	0	1500.00	1,500		0	1,500
H	BUILDING PERMIT	1	LS	0.00	0	0.00	0	2500.00	2,500	0.00	0	2,500
H	DESIGN FEES
H	CIVIL	1	LS	0.00	0	0.00	0	0.00	0	5363.00	5,363	5,363
H	STRUCTURAL	1	LS	0.00	0	0.00	0	0.00	0	8939.00	8,939	8,939

BRYCON CORPORATION
Phoenix, Arizona

ESTIMATE DETAIL

Estimate #		Revision: rev 003	Date	06/25/02
Project	Exsil		Time	08:40:17
Location	Prescott, Az		Estimator	J. Michaels
Building Ar	8,000
				LABOR HOURS		LABOR COST		MATERIAL COST		SUBTRADE COST
												TOTAL DIRECT COST
S/H#	DESCRIPTION	QTY	U/M	UNIT	TOTAL	RATE	TOTAL	UNIT	TOTAL	UNIT	TOTAL
H	TEMP COVERED WALKWAY	0.00	LF	0.00	0	0.00	0	0.00	0	0.00	0	0
H	DRAWING REPRODUCTION	1.00	LS	0.00	0	0.00	0	350.00	350	0.00	0	350
H	CONSUMABLES & EXPENDABLES	5.00	MOS	0.00	0	0.00	0	100.00	500	0.00	0	500
H	LIQUIDATED DAMAGES	0.00	LS	0.00	0	0.00	0	0.00	0	0.00	0	0
H	LOSSES—UNINSURED	0.00	EA	0.00	0	0.00	0	0.00	0	0.00	0	0
H	LEGAL FEES	0.00	EA	0.00	0	0.00	0	0.00	0	0.00	0	0
H	STAFF TRAVEL—MISC. MILEAGE	0.00	MI	0.00	0	0.00	0	0.33	0	0.00	0	0
H	STAFF TRAVEL—AIRLINES	0.00	EA	0.00	0	0.00	0	0.00	0	0.00	0	0
H	STAFF TRAVEL—TAXI/TRANSFERS	0.00	LS	0.00	0	0.00	0	0.00	0	0.00	0	0
H	STAFF TRAVEL—RENTAL CAR	0.00	LS	0.00	0	0.00	0	0.00	0	0.00	0	0
H	STAFF TRAVEL—PARKING	0.00	LS	0.00	0	0.00	0	0.00	0	0.00	0	0
H	ROOM/BOARD—SUPER	5.00	MO	0.00	0	0.00	0	1500.00	7,500	0.00	0	7,500
H	SMALL TOOLS	5.00	MO	0.00	0	0.00	0	100.00	500	0.00	0	500
H	MISC FEES	0.00	LS	0.00	0	0.00	0	0.00	0	0.00	0	0
H	OVERTIME	0.00	LS	0.00	0	0.00	0	0.00	0	0.00	0	0

TOTAL PROJECT OVERHEAD		1.00	LS		40		1,400		17,625		0	19,025

	SPEC. GENERAL CONDITIONS
H	BONDS—SUBTRADE	0.00	LS	0.00	0	0.00	0	0.00000	0	0.00	0	0
H	BONDS—PERFORMANCE/PAYMENT	966320.00	TB$	0.00	0	0.00	0	0.00000	0	0.00	0	0
H	INSURANCE—ALL-RISK	966320.00	TB$	0.00	0	0.00	0	0.00190	1,836	0.00	0	1,836
H	INSURANCE—LIABILITY	966320.00	TB$	0.00	0	0.00	0	0.00215	2,078	0.00	0	2,078
H	GROSS RECEIPTS TAX—PRESCOTT	966320.00	TB$	0.00	0	0.00	0	0.05400	52,181	0.00	0	52,181

TOTAL SPEC. GENERAL CONDITIONS					0		0		56,095		0	56,095

BRYCON CORPORATION
Phoenix, Arizona

ESTIMATE DETAIL

Estimate #		Revision: rev 003	Date	06/25/02
Project	Exsil		Time	08:40:17
Location	Prescott, Az		Estimator	J. Michaels
Building Ar	8,000
				LABOR HOURS		LABOR COST		MATERIAL COST		SUBTRADE COST
												TOTAL DIRECT COST
S/H#	DESCRIPTION	QTY	U/M	UNIT	TOTAL	RATE	TOTAL	UNIT	TOTAL	UNIT	TOTAL
H	MECHANICAL	1	LS	0.00	0	0.00	0	0.00	0	11174.00	11,174	11,174
H	FIRE PROTECTION	1	LS	0.00	0	0.00	0	0.00	0	2235.00	2,235	2,235
H	ELECTRICAL	1	LS	0.00	0	0.00	0	0.00	0	7151.00	7,151	7,151
H	ARCHITECTURAL	1	LS	0.00	0	0.00	0	0.00	0	53185.00	53,185	53,185
H	REIMBURSABLES	1	LS	0.00	0	0.00	0	0.00	0	1341.00	1,341	1,341
H	LANDSCAPING	1	LS	0.00	0	0.00	0	0.00	0	0.00	0	0
H	PHASED PACKAGES	1	LS	0.00	0	0.00	0	0.00	0	7200.00	7,200	7,200
H	REVISE FEES	1	LS	0.00	0	0.00	0	0.00	0	-6000.00	(6,000)	(6,000)
H	DRAWING REPRODUCTION	50	SETS	0.00	0	0.00	0	65.00	3,250	0.00	0	3,250
H	AS BUILT SEPIAS	1	LS	0.00	0	0.00	0	1000.00	1,000	0.00	0	1,000
H	MATERIALS/SOILS TESTING	1	LS	0.00	0	0.00	0	0.00	0	6000.00	6,000	6,000
H	SPECIAL INSPECTIONS	1	LS	0.00	0	0.00	0	0.00	0	3,000.00	3,000	3,000

TOTAL CASH ALLOWANCES			LS		0		0		8,250		99,588	107,838

	PROJECT STAFF
H	PRE-CONSTRUCTION SERVICES	12.00	WKS	10.00	120	46.00	5,520	0.00	0	0.00	0	5,520
H	PROJECT MANAGER @ 75%	22.00	WKS	32.00	704	46.00	32,384	0.00	0	0.00	0	32,284
H	SUPERINTENDENT	22.00	WKS	40.00	880	46.00	40,480	0.00	0	0.00	0	40,480
H	ENGINEER	0.00	WKS	0.00	0	40.00	0	0.00	0	0.00	0	0
H	ADMINISTRATIVE ASSISTANT @ 25%	22.00	WKS	8.00	176	22.00	3,872	0.00	0	0.00	0	3,872
H	SAFETY OFFICER	22.00	WKS	2.00	44	40.00	1,760	0.00	0	0.00	0	1,760

TOTAL PROJECT STAFF		1.00	LS		1,924		84,016		0		0	84,016

	CONSTRUCTION EQUIP
H	TRUCK—PM	16.50	WKS	0.00	0	0.00	0	200.00	3,300	0.00	0	3,300
H	TRUCK—SUPER	22.00	WKS	0.00	0	0.00	0	200.00	4,400	0.00	0	4,400
H	FUEL FOR VEHICLES—PM/S	38.50	WKS	0.00	0	0.00	0	65.00	2,503	0.00	0	2,503
H	MISC RENTALS	22.00	WKS	0.00	0	0.00	0	100.00	2,200	0.00	0	2,200

TOTAL CONSTRUCTION EQUIP		1.00	LS		0		0		12,403		0	12,403

BRYCON CORPORATION
Phoenix, Arizona

ESTIMATE DETAIL

Estimate #		Revision: rev 003	Date	06/25/02
Project	Exsil		Time	08:40:17
Location	Prescott, Az		Estimator	J. Michaels
Building Ar	8,000
				LABOR HOURS		LABOR COST		MATERIAL COST		SUBTRADE COST
												TOTAL DIRECT COST
S/H#	DESCRIPTION	QTY	U/M	UNIT	TOTAL	RATE	TOTAL	UNIT	TOTAL	UNIT	TOTAL
	PROJECT OVERHEAD
H	OFFICE—Brycon	5.00	MOS	0.00	0	0.00	0	350.00	1,750	0.00	0	1,750
H	OFFICE—OWNER	0.00	MOS	0.00	0	0.00	0	0.00	0	0.00	0	0
H	TOOL CRIB	0.00	MOS	0.00	0	0.00	0	0.00	0	0.00	0	0
H	MOVE IN/OUT TRAILERS	40.00	HRS	0.00	0	35.00	0	10.00	400	0.00	0	400
H	TOILETS	5.00	MOS	0.00	0	0.00	0	150.00	750	0.00	0	750
H	TEMP WATER/SEWER-HOOK UP	0.00	LS	0.00	0	0.00	0	0.00	0	0.00	0	0
H	TEMP WATER—CONSUMPTION	5.00	MOS	0.00	0	0.00	0	75.00	375	0.00	0	375
H	TEMP WATER—ICE/CUPS	5.00	MOS	0.00	0	0.00	0	50.00	250	0.00	0	250
H	TEMP STORAGE	0.00	MOS	0.00	0	0.00	0	0.00	0	0.00	0	0
H	PROJECT SIGN	0.00	EA	16.00	0	35.00	0	400.00	0	0.00	0	0
H	TEMP SIGNAGE	1.00	LS	0.00	0	0.00	0	500.00	500	0.00	0	500
H	MOBILIZATION IN/OUT	40.00	HRS	1.00	40	35.00	1,400	0.00	0	0.00	0	1,400
H	COURIER SERVICE/POSTAGE	5.00	MOS	0.00	0	0.00	0	150.00	750	0.00	0	750
H	TEMP POWER—APS/SRP CHARGES	0.00	LS	0.00	0	0.00	0	0.00	0	0.00	0	0
H	TEMP POWER—HOOKUP BY SUB	0.00	LS	0.00	0	0.00	0	0.00	0	0.00	0	0
H	TEMP POWER—CONSUMPTION	5.00	MOS	0.00	0	0.00	0	0.00	0	0.00	0	0
H	TEMP POWER COMMISSIONING	0.00	MOS	0.00	0	0.00	0	0.00	0	0.00	0	0
H	TELEPHONE—HOOK UP	1.00	LS	0.00	0	0.00	0	300.00	300	0.00	0	300
H	TELEPHONE—SYSTEM PURCHASE	1.00	LS	0.00	0	0.00	0	200.00	200	0.00	0	200
H	TELEPHONE—2 LINES MAIN/FAX	5.00	MOS	0.00	0	0.00	0	175.00	875	0.00	0	875
H	CELLULAR TELEPHONES—PRECON	1.00	MOS	0.00	0	0.00	0	100.00	100	0.00	0	100
H	CELLULAR TELEPHONES—CONST	5.00	MOS	0.00	0	0.00	0	100.00	500	0.00	0	500
H	SITE RADIOS	0.00	MOS	0.00	0	0.00	0	0.00	0	0.00	0	0
H	PHOTOCOPIER	0.00	MOS	0.00	0	0.00	0	175.00	0	0.00	0	0
H	FAX	0.00	MOS	0.00	0	0.00	0	75.00	0	0.00	0	0
H	COMPUTER HARDWARE	0.00	MOS	0.00	0	0.00	0	150.00	0	0.00	0	0
H	OFFICE SUPPLIES	5.00	MOS	0.00	0	0.00	0	100.00	500	0.00	0	500
H	OFFICE FURNITURE	2.00	SETS	0.00	0	0.00	0	200.00	400	0.00	0	400
H	PHOTOGRAPHS—PROGRESS	5.00	MOS	0.00	0	0.00	0	50.00	250	0.00	0	250
H	PHOTOGRAPHS—CONTRACT	0.00	MOS	0.00	0	0.00	0	0.00	0	0.00	0	0
H	PHOTOGRAPHS—PROFESSIONAL	1.00	LS	0.00	0	0.00	0	0.00	0	0.00	0	0
H	SAFETY SUPPLIES	5.00	MOS	0.00	0	0.00	0	125.00	625	0.00	0	625
H	TEMP FIRE PROTECTION	5.00	MOS	0.00	0	0.00	0	50.00	250	0.00	0	250
H	SITE SECURITY	0.00	MOS	0.00	0	0.00	0	0.00	0	0.00	0	0
H	BARRICADES	0.00	LS	0.00	0	0.00	0	0.00	0	0.00	0	0
H	TEMP RAILINGS—AT OPENINGS/EDGES	0.00	LF	0.00	0	0.00	0	0.00	0	0.00	0	0
S	TEMP FENCING	0.00	LF	0.00	0	0.00	0	0.00	0	0.00	0	0

[LOGO]
AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION
 GUARANTY OF LEASE

        WHEREAS, N. Dennis Berg Revocable Trust and Richard and Elizabeth Berg Family Trust, hereinafter "Lessor", and Exsil, Inc., a Delaware corporation                         hereinafter "Lessee", are about to execute a document entitled Standard Industrlal/Commerclal Single-Tenant Lease-Net "Lease" dated August 1, 2002 concerning the premises commonly known as 2575 Melville Road, Prescott, Arizona wherein Lessor will lease the premises to Lessee, and

        WHEREAS, Rockwood Specialties Group, Inc., a Delaware corporation hereinafter "Guarantors" have a financial Interest In Lessee, and

        WHEREAS, Lessor would not execute the Lease if Guarantors did not execute and deliver to Lessor this Guarantee of Lease.

        NOW THEREFORE, in consideration of the execution of the foregoing Lease by Lessor and as a material Inducement to Lessor to execute said Lease, Guarantors hereby jointly, severally, unconditionally and irrevocably guarantee the prompt payment by Losses of all rents and all other sums payable by Lessee under said Lease and the faithful and prompt performance by Lessee of each and every one of the terms, conditions and covenants of said Lease to be kept and performed by Lessee.

        it is specifically agreed that the terms of the foregoing Lease may be modified by agreement between Lessor and Lessee, or by a course of conduct, and said Lease may be assigned by Lessor or any assignee of Lessor without consent or notice to Guarantors and that this Guaranty shall guarantee the performance of said Lease as so modified.

        This Guaranty shall not be released, modified or affected by the failure or delay on the part of Lessor to enforce any of the rights or remedies of the Lessor under said Lease, whether pursuant to the terms thereof or at law or in equity.

        No notice of default need be given to Guarantors, it being specifically agreed that the guarantee of the undersigned is a continuing guarantee under which Lessor may proceed immediately against Lessee and/or against Guarantors following any breach or default by Lessee or for the enforcement of any rights which Lessor may have as against Lessee under the terms of the Lease or at law or in equity.

        Lessor shall have the right to proceed against Guarantors hereunder following any breach or default by Lessee without first proceeding against Lessee and without previous notice to or demand upon either Lessee or Guarantors.

        Guarantors hereby waive: (a) notice of acceptance of this Guaranty, (b) demand of payment, presentation and protest, (c) on right to assert or plead any statute of limitations relating to this Guaranty or the Lease, (d) any right to require the Lessor to proceed against the Lessee or any other Guarantor or any other person or entity liable to Lessor, (e) any right to require Lessor to apply to any default any security deposit or other security it may hold under the Lease, (f) any right to require Lessor to proceed under any other remedy Lessor may have before proceeding against Guarantors, (g) any right of subrogation.

        Guarantors do hereby subrogate existing or future Indebtedness of Lessee to Guarantors to the obligations owed to Lessor under the Lease and this Guaranty.

        If a Guarantor is married, such Guarantor expressly agrees that recourse may be had against his or her separate property for all of the obligations hereunder.

        The obligations of Lessee under the Lease to execute and deliver estoppel statements and financial statements, as therein provided, shall be deemed to also require the Guarantors hereunder to do and provide the same.

  The term "Lessor" refers to and means the Lessor named in the Lease and also Lessor's successors and assigns, so long as Lessors interest in the Lease, the leased premises or the rents, issues and profits therefrom, are subject to any mortgage or deed of trust or assignment for security, no acquisition by Guarantors of the Lessor's interest shall affect the continuing obligation of Guarantors under this Guaranty which shall nevertheless continue in full force and effect for the benefit of the mortgagee, beneficiary, trustee or assignee under such mortgage, deed of trust or assignment and their successors and assigns.

        The term "Lessee" refers to and means the Lessee named in the Lease and also Lessee's successors and assigns.

        In the event any action be brought by said Lessor against Guarantors hereunder to enforce the obligation of Guarantors hereunder, the unsuccessful party in such action shall pay to the prevailing party therein a reasonable attorney's fee which shall be fixed by the court.

  If this form has been filled in, it has been prepared for submission to your attorney for his approval. No representation or recommendation is made by the American Industrial Real Estate Association, the real estate broker or its agents or employees as to the legal sufficiency, legal effect, or tax consequences of this Form or the transaction relating thereto.

Executed at Princeton, NJ on effective August 1, 2002		Rockwood Specialties Group, Inc.
Address	100 Overlook Center Princeton, NJ 08540	By: /s/ ROBERT J. ZATTA
Its Robert J. Zatta, Vice President & Chief Financial Officer
"GUARANTORS"

[LOGO]

53.1
EXHIBIT C

AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION
 GUARANTY OF LEASE

        WHEREAS, N. Dennis Berg "Revocable Trust and Richard and Elizabeth Berg Family Trust hereinafter "Lessor", and Exsil, Inc., a Delaware corporation hereinafter "Lessee", are about to execute a document entitled Standard Industrlal/Commerclal Single-Tenant Lease-Net "Lease" dated August 1, 2002 concerning the premises commonly known as 2575 Melville Road, Prescott, Arizona wherein Lessor will lease the premises to Lessee, and

        WHEREAS, Rockwood Specialties Group, Inc., a Delaware corporation hereinafter "Guarantors" have a financial Interest In Lessee, and

        WHEREAS, Lessor would not execute the Lease if Guarantors did not execute and deliver to Lessor this Guarantee of Lease.

        NOW THEREFORE, in consideration of the execution of the foregoing Lease by Lessor and as a material Inducement to Lessor to execute said Lease, Guarantors hereby jointly, severally, unconditionally and irrevocably guarantee the prompt payment by Losses of all rents and all other sums payable by Lessee under said Lease and the faithful and prompt performance by Lessee of each and every one of the terms, conditions and covenants of said Lease to be kept and performed by Lessee.

        It is specifically agreed that the terms of the foregoing Lease may be modified by agreement between Lessor and Lessee, or by a course of conduct, and said Lease may be assigned by Lessor or any assignee of Lessor without consent or notice to Guarantors and that this Guaranty shall guarantee the performance of said Lease as so modified.

        This Guaranty shall not be released, modified or affected by the failure or delay on the part of Lessor to enforce any of the rights or remedies of the Lessor under said Lease, whether pursuant to the terms thereof or at law or in equity.

        No notice of default need be given to Guarantors, it being specifically agreed that the guarantee of the undersigned is a continuing guarantee under which Lessor may proceed immediately against Lessee and/or against Guarantors following any breach or default by Lessee or for the enforcement of any rights which Lessor may have as against Lessee under the terms of the Lease or at law or in equity.

        Lessor shall have the right to proceed against Guarantors hereunder following any breach or default by Lessee without first proceeding against Lessee and without previous notice to or demand upon either Lessee or Guarantors.

        Guarantors hereby waive: (a) notice of acceptance of this Guaranty, (b) demand of payment, presentation and protest, (c) on right to assert or plead any statute of limitations relating to this Guaranty or the Lease, (d) any right to require the Lessor to proceed against the Lessee or any other Guarantor or any other person or entity liable to Lessor, (e) any right to require Lessor to apply to any default any security deposit or other security it may hold under the Lease, (f) any right to require Lessor to proceed under any other remedy Lessor may have before proceeding against Guarantors, (g) any right of subrogation.

        Guarantors do hereby subrogate existing. or future indebtedness of Lessee to Guarantors to the obligations owed to Lessor under the Lease and this Guaranty.

        If a Guarantor is married, such Guarantor expressly agrees that recourse may be had against his or her separate property for all of the obligations hereunder.

        The obligations of Lessee under the Lease to execute and deliver estoppel statements and financial statements, as therein provided, shall be deemed to also require the Guarantors hereunder to do and provide the same.

  The term "Lessor" refers to and means the Lessor named in the Lease and also Lessor's successors and assigns, so long as Lessors interest in the Lease, the leased premises or the rents, issues and profits therefrom, are subject to any mortgage or deed of trust or assignment for security, no acquisition by Guarantors of the Lessor's interest shall affect the continuing obligation of Guarantors under this Guaranty which shall nevertheless continue in full force and effect for the benefit of the mortgagee, beneficiary, trustee or assignee under such mortgage, deed of trust or assignment and their successors and assigns.

        The term "Lessee" refers to and means the Lessee named in the Lease and also Lessee's successors and assigns.

        In the event any action be brought by said Lessor against Guarantors hereunder to enforce the obligation of Guarantors hereunder, the unsuccessful party in such action shall pay to the prevailing party therein a reasonable attorney's fee which shall be fixed by the court.

  If this form has been filled in, it has been prepared for submission to your attorney for his approval. No representation or recommendation is made by the American Industrial Real Estate Association, the real estate broker or its agents or employees as to the legal sufficiency, legal effect, or tax consequences of this Form or the transaction relating thereto.

Executed at	Rockwood Specialties Group, Inc.
On
Address	By:
Its
Date:

BRYCON CONSTRUCTION
Chandler, Arizona

EXHIBIT "B"

Project:	Exsil—Facility Expansion and Modifications
Location:	Prescott, Arizona
Date:	June 18, 2002	Estimate No.: E02-001
Estimator:	Jim Michaels	Revision No.: 3—Final GMP

QUALIFICATIONS & CLARIFICATIONS

01000 GENERAL REQUIREMENTS

  •
  Project duration is estimated at 8.0 months from NTP. Duration is contingent on a City of Prescott 4 week permitting process
  •
  Permits and plan check fees are included
  •
  Construction power and water consumption costs are by the owner
  •
  Owner is to provide fax, suitable computer and photocopier for onsite use. Equipment to be turned over to the owner at the end of the project.

  •
  Construction drawings and specifications costs are included

  •
  As-built sepias / mylars to be provided by Architect

  •
  Performance and payment bonds are not included (can be provided if required).

  •
  Builder's risk insurance is included for our work only

  •
  All materials and construction follow the original specifications where applicable

02000 SITEWORK

ARTICLE 1 Miscellaneous:

  •
  It is assumed that the requirements for rain water retention are met through the existing drainage plan and no new retention is required
  •
  Surveying services
  •
  Termite Control
  •
  Testing of materials: soils, asphalt, concrete and masonry grout
  •
  Landscaping Allowance has been deleted
  •
  Demolition—The owner will provide demolition and removal services for, doors, ceilings and chain link fencing as required.

  Earthwork:

  •
  Based on Soils Report by Dames & Moore, dated January 10, 1997
  •
  Clear & Grub
  •
  Over-excavation and re-compaction of existing soil is not included. It is assumed the previous contractor completed the work.
  •
  Rough & finish grades

  Paving / Striping:

  •
  Pre-emergent herbicide
  •
  3"AC on 6" ABC
  •
  Asphalt paving is included at the loading dock in lieu of concrete

  Utilities:

  •
  Tie-in for Warehouse Sewer to be located in drive by central plant
  •
  Sewer: 6" pvc pipe, accessories, cleanouts, taps

03000 CONCRETE

  •
  Linear Footings
  •
  Stem Walls only at front face of loading dock
  •
  Slab on Grade to match existing
  •
  Containment area is not included
  •
  Patch Slab at relocated fence and mezzanine is by the owner
  •
  Rebuilding of existing ramp is excluded
  •
  Patch back at demolished ramp with materials to match existing
  •
  Concrete infill at existing dock leveler is by owner
  •
  Sealing of concrete is by the owner
  •
  Reinforcing steel

04000 MASONRY

  •
  Split Face Masonry to match existing
  •
  Stem walls
  •
  Masonry cavities to be insulated
  •
  Masonry reinforcing
  •
  Bracing

05000 METALS

  •
  Steel Joists
  •
  Metal Decking
  •
  Miscellaneous Metals—angles, plates, anchor bolts etc.
  •
  Relocate existing fence is by the owner
  •
  Relocate existing mezzanine and shelving is by the owner
  •
  Install new chain link fence
  •
  Handrail at ramp and stairs
  •
  Chain link fencing at loading dock

06000 WOODS & PLASTICS

  •
  Plywood sheathing at roof
  •
  Millwork is not included

07000 THERMAL PROTECTION

  •
  Containment membrane at chemical storage is excluded
  •
  Built up membrane roofing
  •
  Roof repair at tie in
  •
  General sheet metal
  •
  Caulking and sealants

08000 DOORS & WINDOWS

  •
  Hollow metal frames
  •
  Hollow metal doors
  •
  Hardware to matching existing
  •
  Remove and reinstall existing doors
  •
  Insulated overhead door
  •
  Glazing at workshop office

09000 FINISHES

  •
  Steel stud and drywall
  •
  Remove and replace ceiling tile for service access
  •
  Vinyl base
  •
  Painting

10000 SPECIALTIES

  •
  Building room signage
  •
  Fire extinguishers

11000 EQUIPMENT

  •
  Loading dock bumpers
  •
  Remove and relocate existing leveler
  •
  Plate cover for future leveler
  •
  Relocate dust collector is by the owner

12000 FURNISHINGS

  •
  Not required

13000 SPECIAL CONSTRUCTION

  •
  Cleanroom Construction

  •
  Temporary wall
  •
  New walls
  •
  Ceiling grid and support
  •
  Anti static flooring
  •
  Hollow metal doors and frames
  •
  Relocate existing tool
  •
  Fan filters
  •
  Mechanical
  •
  Electrical
  •
  Clean and wipe down is by the owner
  •
  Certification

14000 CONVEYING SYSTEMS

  •
  Not required

15000 MECHANICAL SYSTEMS

  •
  Cleanroom Air handling unit has been deleted
  •
  Ductwork and diffusers have been reduced as part of value engineering
  •
  Fire Protection—Owner shall provide recent fire flow test information as required to prepare hydraulic calculations
  •
  Relocate dust collector exhaust
  •
  Relocate box washer exhaust

  •
  Relocate sonic exhaust
  •
  Chemical Storage exhaust is excluded
  •
  Relocate process piping
  •
  Roof Drains and scuppers
  •
  Waste tie to manhole
  •
  HVAC piping
  •
  Ductwork
  •
  Emergency eyewash station
  •
  Single hole restroom
  •
  Controls
  •
  Test and Balance

16000 ELECTRICAL SYSTEMS

  •
  Owner to provide any required load readings as required to determine load on existing electrical distribution equipment
  •
  Wiring
  •
  Light fixtures
  •
  Receptacles
  •
  Relocate exterior wall packs
  •
  Paging speakers
  •
  Fire alarm
  •
  Data and telephone conduit. Final connection by owner's vendor
  •
  1-30amp 480volt trash compactor circuit to loading dock
  •
  Cleanroom fixtures,
  •
  Temporary power for construction off of existing building

EXCLUSIONS

  •
  Preparation of HMIS for City review
  •
  Relocating equipment, furniture and existing vacuum lines in office area
  •
  Any work associated with the culvert at the back of the property. Culvert drainage is not identified on as-builts. It is assumed the addition does not effect the culvert
  •
  Found structures or unusual soils conditions not identified in the soils report
  •
  Interior demolition of doors, ceilings etc. in existing office area etc.
  •
  Excavation and re-compaction of existing soils
  •
  Concrete paving
  •
  Landscaping and irrigation
  •
  Sealing of concrete
  •
  Concrete stem walls except at front face of loading dock
  •
  Remove and relocate existing mezzanine, shelving and fences
  •
  Patching of slabs at relocated mezzanine, shelving and fences
  •
  Concrete infill at existing dock leveler
  •
  Any and all millwork
  •
  Portable chemical containment
  •
  Any work associated with the portable containment (i.e. exhaust, sprinklers etc.)
  •
  Dumpsters
  •
  General cleanup
  •
  Clean and wipe down of cleanroom
  •
  Fax, photocopier and computer (to supplied by the owner)
  •
  Cleanroom air handling unit
  •
  Additional scope items required by CC&Rs. Not identified at this time
  •
  Acceleration costs. We have assumed working standard hours

EXHIBIT "C"

"ROCKWOOD SPECIALTIES GROUP, INC., LEASE
GUARANTEE"

EXHIBIT "E"

"CORPORATE RESOLUTION FOR ROCKWOOD
SPECIALTIES GROUP, INC."

EXHIBIT A

        WHEREAS the Board of Directors has determined it to be in the best interest of the Corporation to guarantee the performance of certain of the obligations of its subsidiary Exsil, Inc. under a Lease dated as of August 1, 2002 covering premises located at 2575 Melville Road, Prescott, Arizona;

        NOW, THEREFORE, BE IT RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized to enter into, execute and deliver a Guaranty of Lease to N. Dennis Berg Revocable Trust and Richard and Elizabeth Berg Family Trust in substantially the form attached hereto as Exhibit A;

        FURTHER RESOLVED, that the officers of the Corporation be, and each hereby, is authorized to make such changes to the foregoing document as such officer deems appropriate, such determination to be conclusively evidenced by such officer's execution thereof;

        FURTHER RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized to take any and all other actions to execute and deliver such other documents as such officer deems appropriate to effectuate the foregoing resolutions.

EXHIBIT "D"

"CORPORATE RESOLUTION FOR EXSIL, INC."

EXSIL, INC.

CERTIFICATE OF ASSISTANT SECRETARY

        The undersigned certifies that she is the Assistant Secretary of Exsil, Inc. a Delaware corporation ("Corporation") and that, as such, she is authorized to execute and deliver this Certificate on behalf of the Corporation as follows:

  (a)
  Attached hereto as Exhibit A is a true, complete and correct copy of the resolutions duly adopted by the Board of Directors of Exsil, Inc. on August 1, 2002. Such resolutions have not been amended, modified or rescinded and remain in full force and effect on the date hereof.

        IN WITNESS WHEREOF, the undersigned has hereunto signed her name this 1st day of August, 2002.

/s/ DONNA M. ABRUNZO Donna M. Abrunzo Assistant Secretary

        [CORPORATE SEAL]

EXHIBIT A

        RESOLVED, that the Standard Industrial/Commercial Single Tenant Lease-Net between N. Dennis Berg Revocable Living Trust and Richard and Elizabeth Berg Family Trust and the Corporation dated as of August 1, 2002 (the "Lease") and the Addendum to Standard Industrial/Commercial Single Tenant Lease-Net between N. Dennis Berg Revocable Living Trust and Richard and Elizabeth Berg Family Trust (the "Addendum") located at 2575 Melville Road, Prescott, Arizona, in substantially the form attached hereto, be, and it hereby is, approved in all respects; and that the President and any Vice President of the Corporation be, and each hereby is, authorized and empowered to execute and deliver on behalf of the Corporation the Lease and Addendum, with such changes therein as the officer or officers executing the same shall approve, his or their execution of the Lease to constitute conclusive evidence of his or their approval, and of the approval of this Board of Directors, of all such changes; and

        FURTHER RESOLVED, that the officers of the Corporation be, and each hereby is, authorized and empowered to do and cause to be done any and all acts and things they may deem necessary or desirable in order to consummate the transactions contemplated by the Lease and Addendum, and in connection therewith to negotiate, execute and deliver such agreements, instruments or other documents as the officer or officers executing the same shall approve, his or their execution thereof to constitute conclusive evidence of his or their approval, and of the approval of this Board of Directors, thereof; and

        FURTHER RESOLVED, that the officers of the Corporation be, and each hereby is, authorized and empowered in the name and on behalf of the Corporation to file or cause to be filed with federal, state, local and foreign officials, departments or administrative bodies, any and all applications, reports, guarantees or other documents and to make all payments in connection therewith which may be necessary or advisable in connection with the execution, delivery or performance by the Corporation of the Lease and Addendum; and

        FURTHER RESOLVED, that the officers of the Corporation be, and each hereby is, authorized and empowered in the name and on behalf of the Corporation to take such action as may appear necessary or desirable to cause the Corporation to perform its obligations under the Lease and Addendum; and

        FURTHER RESOLVED, that the officers of the Corporation be, and each hereby is, authorized and empowered to take any and all actions and execute and deliver in the name and on behalf of the Corporation, any and all consents, applications, filings, guarantees, agreements and other documents, instruments or papers, as such officers, with the advice of counsel, may deem necessary or desirable in order to complete and effectuate the intents and purposes of each of the foregoing resolutions; and

        FURTHER RESOLVED, that all actions heretofore taken by and on behalf of the Corporation by its officers, employees or agents in connection with the transactions contemplated by the Lease and Addendum be, and they hereby are, ratified, approved, adopted and confirmed in all respects.

QuickLinks

  EXHIBIT 10.21
STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE—NET (DO NOT USE THIS FORM FOR MULTI-TENANT BUILDINGS)
EXHIBIT "A" "LEGAL DESCRIPTION"
EXHIBIT "A" "Legal Description"
EXHIBIT "B" "BRYCON CORPORATION CONSTRUCTION CONTRACT"
PART 2 AGREEMENT 1996 EDITION
TERMS AND CONDITIONS—PART 2 AGREEMENT ARTICLE 1 GENERAL PROVISIONS
ARTICLE 2 OWNER
ARTICLE 3 DESIGN/BUILDER
ARTICLE 4 TIME
ARTICLE 5 PAYMENTS
ARTICLE 6 PROTECTION OF PERSONS AND PROPERTY
ARTICLE 7 INSURANCE AND BONDS
ARTICLE 8 CHANGES IN THE WORK
ARTICLE 9 CORRECTION OF WORK
ARTICLE 10 DISPUTE RESOLUTION— MEDIATION AND ARBITRATION
ARTICLE 11 MISCELLANEOUS PROVISIONS
ARTICLE 12 TERMINATION OF THE AGREEMENT
ARTICLE 13 BASIS OF COMPENSATION
ARTICLE 14 OTHER CONDITIONS AND SERVICES.
BRYCON CORPORATION Phoenix, Arizona ESTIMATE SUMMARY
BRYCON CORPORATION Phoenix, Arizona ESTIMATE DETAIL
BRYCON CORPORATION Phoenix, Arizona ESTIMATE DETAIL
BRYCON CORPORATION Phoenix, Arizona ESTIMATE DETAIL
BRYCON CORPORATION Phoenix, Arizona ESTIMATE DETAIL
BRYCON CORPORATION Phoenix, Arizona ESTIMATE DETAIL
BRYCON CORPORATION Phoenix, Arizona ESTIMATE DETAIL
BRYCON CORPORATION Phoenix, Arizona ESTIMATE DETAIL
BRYCON CORPORATION Phoenix, Arizona ESTIMATE DETAIL
BRYCON CORPORATION Phoenix, Arizona ESTIMATE DETAIL
EXHIBIT "C" "ROCKWOOD SPECIALTIES GROUP, INC., LEASE GUARANTEE"
EXHIBIT "E" "CORPORATE RESOLUTION FOR ROCKWOOD SPECIALTIES GROUP, INC."
  EXHIBIT A
EXHIBIT "D" "CORPORATE RESOLUTION FOR EXSIL, INC."
EXSIL, INC. CERTIFICATE OF ASSISTANT SECRETARY
  EXHIBIT A